UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to 240.14a-12
HILTON GRAND VACATIONS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
 ☐ Fee paid previously with preliminary materials.
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024 PROXY STATEMENT
Notice of Annual Meeting of Stockholders
May 8, 2024
8 a.m., Central Time
Big Cedar Lodge
Cedar Creek B
190 Top of the Rock Road
Ridgedale, MO 65739

March 19, 2024
Dear Fellow Stockholder:
We are pleased to invite you to the 2024 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. The annual meeting will be held on May 8, 2024 at 8 a.m., Central Time, at the Big Cedar Lodge, Cedar Creek B, 190 Top of the Rock Road, Ridgedale, MO 65739.
At the annual meeting, stockholders will be considering nine director nominees for election to our board of directors. We encourage you to review the qualifications and experience of the director nominees beginning on page 6 of the attached proxy statement. In addition to the election of directors, stockholders will also be considering (i) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2024 fiscal year and (ii) a non-binding advisory vote to approve the compensation of our named executive officers.
Stockholder accountability is of paramount importance to our board of directors and our senior leadership. We actively use our stockholder engagement program to receive constructive views from our stockholders. We listen carefully to your viewpoints and take them into consideration in the boardroom and in the strategic decision-making of our senior leadership. Additional information about our stockholder engagement can be found on page 5 of the proxy statement.
In addition, we believe in being a responsible corporate citizen and have continued our efforts to operate in a sustainable and socially responsible manner. This is particularly important given that we are a global hospitality and destination company. We have implemented a number of programs to reduce our environmental impact, serve the communities in which we operate, and create an inclusive and service-oriented workplace for our team members, for which we received a number of accolades and recognitions. You can read more about our corporate social responsibility program on page 12 of the proxy statement.
Your vote is important to us. Regardless of how many shares you own, it is important that your views are represented, and your shares are counted at the annual meeting. Voting instructions can be found on page 2 of the proxy statement and in the Question and Answer section that begins on page 70 of the proxy statement. Voting instructions are also provided in the Notice Regarding Internet Availability of Proxy Materials that was mailed or sent to stockholders via electronic delivery on or about March 19, 2024, that is discussed on page 4 of the proxy statement.
Thank you for your continued ownership in Hilton Grand Vacations. We are excited about HGV’s growth prospects for 2024 and beyond.
Sincerely,

Leonard A. Potter	Mark D. Wang
Chairperson of the Board of Directors	President and Chief Executive Officer
Hilton Grand Vacations	2024 PROXY STATEMENT

HILTON GRAND VACATIONS INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
We are pleased to invite you to join our board of directors and senior management at Hilton Grand Vacations Inc.’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”).
WHEN:	May 8, 2024, 8 a.m., Central Time
WHERE:	Big Cedar Lodge, Cedar Creek B, 190 Top of the Rock Road, Ridgedale, MO 65739
ITEMS OF BUSINESS
1.	To elect the nine (9) director nominees named in the accompanying Proxy Statement to serve until the annual meeting of stockholders in 2025.
2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year.
3.	To hold a non-binding advisory vote to approve the compensation of our named executive officers.
4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.
RECORD DATE
The board of directors set March 15, 2024, as the record date for the meeting. This means that only our stockholders as of the close of business on March 15, 2024 are entitled to receive this Notice of 2024 Annual Meeting of Stockholders and vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting. On the record date, there were 104,744,787 shares of Hilton Grand Vacations Inc. common stock issued and outstanding, and entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders eligible to receive notice of, and vote at, the Annual Meeting is available at our corporate offices in Orlando, Florida.
By Order of the Board of Directors,

Charles R. Corbin
General Counsel and Secretary
Hilton Grand Vacations	2024 PROXY STATEMENT

Your Vote is Important
Please vote as soon as possible online or by telephone, or by signing, dating, and returning the proxy card or voting instructions form mailed to those who receive paper copies of the proxy materials. All properly executed and timely received proxy cards and voting instruction forms, and all properly completed proxies and voting instructions submitted online or by telephone will be voted at the Annual Meeting in accordance with the directions given by stockholders, unless revoked prior to completion of voting at the Annual Meeting.
Hilton Grand Vacations	2024 PROXY STATEMENT

Hilton Grand Vacations	i	2024 PROXY STATEMENT

Hilton Grand Vacations	ii	2024 PROXY STATEMENT

HILTON GRAND VACATIONS INC.
2024 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
The Board of Directors (the “Board” or our “Board”) of Hilton Grand Vacations Inc. (the “Company”, “HGV”, “we”, “our” or “us”) is providing you with this Proxy Statement relating to the 2024 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 8, 2024, at 8 a.m., Central Time, at Big Cedar Lodge, Cedar Creek B, 190 Top of the Rock Road, Ridgedale, MO 65739.
We began mailing a Notice Regarding Internet Availability of Proxy Materials on March 19, 2024, containing instructions on how to access this Proxy Statement and our annual report online. We also began mailing a full set of proxy materials to stockholders who had previously requested delivery of a printed copy of the proxy materials.
Only owners of record of shares of common stock of the Company as of the close of business on March 15, 2024, the record date, are entitled to notice of, and to cast votes at, the Annual Meeting, and at any adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of HGV common stock held by the stockholder. On March 15, 2024, there were 104,744,787 shares of our common stock issued and outstanding.
The mailing address of our principal office is Hilton Grand Vacations Inc., Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839.
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the Annual Meeting:	Our Board’s Recommendations

Proposal No. 1: Election of Nine (9) Director Nominees	FOR Each Director Nominee
The Board unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of our business and management.	Pg. 6

Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors of the Company for the 2024 Fiscal Year	FOR
The Board unanimously believes that the retention of Ernst & Young LLP as our independent auditors for the 2024 fiscal year is in the best interests of the Company and our stockholders.	Pg. 27

Proposal No. 3: Non-Binding Advisory Vote on Executive Compensation	FOR
We are seeking a non-binding advisory vote to approve the 2023 compensation paid to our named executive officers, which is described in the section of this Proxy Statement entitled “Executive Compensation”.
Pg. 29
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting to be Held on May 8, 2024
This Proxy Statement and HGV’s annual report to stockholders and instructions to vote online, by telephone, or by mail are all available at www.proxyvote.com and on our website at investors.hgv.com under the “Financials” heading.
Hilton Grand Vacations	2024 PROXY STATEMENT

SUMMARY OF VOTING INFORMATION
It is very important that your views be represented and your vote be counted. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all voting matters.
Please vote using one of the following voting methods. Be sure to have your proxy card or voting instruction form or your Notice of Internet Availability of Proxy Materials in hand and follow the instructions.
RECORD OWNERS *	BENEFICIAL OWNERS *
(your shares are registered on the books of the Company)	(your shares are held by a broker or other financial institution)
Via the Internet Visit www.proxyvote.com	Via the Internet † Visit www.proxyvote.com
By phone Call 1-800-690-6903 or the telephone number on your proxy card	By phone † Call 1-800-454-8683 or the telephone number on your voting instruction form
By mail Sign, date and return your proxy card	By mail Sign, date and return your voting instruction form
*
All record owners may vote at the Annual Meeting. Beneficial owners may vote at the Annual Meeting if they obtain a legal proxy from their broker or other financial institution before the Annual Meeting. See Questions 7 and 21 in the Questions and Answers section below for information about attending and voting at the Annual Meeting.

†
Not all beneficial owners may be able to vote at the web address and phone number provided above. If your 16-digit number is not recognized, please refer to the information provided by your broker or other financial institution for voting information.

IMPORTANT DEADLINES
RECORD OWNERS	BENEFICIAL OWNERS
(your shares are registered on the books of the Company)	(your shares are held by a broker or other financial institution)
Online — Online voting will end at 11:59 p.m., Eastern Time, on May 7, 2024.	Online — Online voting will end at 11:59 p.m., Eastern Time, on May 7, 2024.
By Telephone — Telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 7, 2024.	By Telephone — Telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 7, 2024.
By Mail — Your proxy card must be received on or before 5:00 p.m., Eastern Time, on May 7, 2024.
By Mail — Your voting instructions must be received by the broker’s or other financial institution’s deadline, which can be found in the information provided by your broker or other financial institution.

Hilton Grand Vacations	2	2024 PROXY STATEMENT

HOW TO REVOKE A PROXY AND CHANGE YOUR VOTE
RECORD OWNERS	BENEFICIAL OWNERS
(your shares are registered on the books of the Company)	(your shares are held by a broker or other financial institution)
•  Send a written statement to our Corporate Secretary to the effect that you are revoking a proxy; the statement must be received no later than May 7, 2024; or
•  Vote again online or by telephone, before 11:59 p.m.,
Eastern Time, on May 7, 2024; or
•  Mail a properly signed proxy card, with a later date, to the address above; Such later-dated proxy card must be received no later than 5:00 p.m., Eastern Time, on May 7, 2024; or
•  Attend the Annual Meeting on May 8, 2024, where you can revoke your proxy and vote in person.

•  Submit new voting instructions by contacting your
broker or other financial institution; or
•  Change your vote at the Annual Meeting by following instructions provided at the meeting; provided, however, that you first obtain a signed proxy from your broker or other financial institution giving you the right to vote the shares at the Annual Meeting.

Hilton Grand Vacations	3	2024 PROXY STATEMENT

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
As permitted by the “notice and access” rules of the U.S. Securities and Exchange Commission (“SEC”), on or about March 19, 2024, we mailed a “Notice Regarding Internet Availability of Proxy Materials” (the “Notice”) to our stockholders of record at the close of business on March 15, 2024 (other than those who previously requested a printed set of proxy materials). The Notice provides instructions on how to access our proxy materials on the Internet, and how to vote online, by telephone or by mail. To view our proxy materials online, go to www.proxyvote.com. This process expedites delivery of the proxy materials to our stockholders and helps us contribute to fiscally and environmentally responsible practices.
If you received the Notice by mail, you will not receive a paper copy of the proxy materials in the mail, unless you make a request for a printed copy. To receive a printed copy of the proxy materials, you can choose one of the following methods to make your request:
Online: Go to www.proxyvote.com;
Email: Send email to sendmaterial@proxyvote.com; or
Phone: Call at 1-800-579-1639.
You will need to provide the 16-digit number that is printed on your notice when accessing the proxy materials online or requesting a paper copy of the proxy materials. To facilitate timely delivery, all requests for paper copies must be received no later than April 24, 2024.
ELECTRONIC DELIVERY OF PROXY MATERIALS
As an alternative to receiving a Notice or printed proxy materials by mail, record owners and most beneficial owners can elect to receive an email that will provide electronic links to these documents. To request electronic delivery of the proxy materials, send a blank email to: sendmaterial@proxyvote.com. In the subject line of the email, provide the 16-digit number printed on your Notice. You will receive an email with electronic links to the proxy materials and the proxy voting site. Opting in to receive all proxy correspondences and proxy materials by email will save the Company the cost of producing and mailing documents, and it will also give you an electronic link directly to the proxy voting site.
THANK YOU FOR VOTING
Hilton Grand Vacations	4	2024 PROXY STATEMENT

STOCKHOLDER ENGAGEMENT
Our Board and senior management believe that stockholder accountability is critical to our success, and we actively seek our stockholders’ input and perspectives on our policies and practices. To encourage meaningful communication and cultivate value-added relationships with our stockholders, we have instituted a stockholder engagement program. Our stockholder engagement program, which is led by our senior management and overseen by our Board, and included the following in 2023:
•	11 roadshows and broker-sponsored conferences, meeting with nearly 175 investors; and
•	nearly 185 investor calls made or received over the course of the year.
We listen carefully to your viewpoints. Our Board takes your perspectives and concerns into consideration in the boardroom. Our senior leadership is cognizant of our stockholders’ views in connection with our strategic decisions. In addition, we maintain a number of complementary mechanisms that allow our stockholders to effectively communicate with, and provide input and feedback to, the Board, including:
•	the annual election of directors;
•	the annual advisory vote to approve executive compensation;
•	the ability to attend and voice opinions at the Annual Meeting; and
•	the ability to direct communications to individual directors or the entire Board.
As a result of our ongoing engagement with stockholders, we implemented the following corporate governance and compensation practices and policies, and continue to follow such practices and policies:
•	formalized governance “best practices” in Board committee charters, such as a mandatory annual review of the committee charters;
•	board-level oversight of our sustainability, corporate social responsibility and corporate citizenship practices;
•	company-wide social responsibility and community engagement programs through HGV Serves;
•
included performance-based RSU component to our annual long-term incentive compensation design for our executive officers to better align overall corporate performance over a three-year period with long-term compensation; and

•	included on an annual basis CEO reported and realizable pay disclosure.
Hilton Grand Vacations	5	2024 PROXY STATEMENT

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board has considered and nominated the following persons (the “Director nominees”) for a one-year term expiring at the 2025 annual meeting of stockholders, or until his or her successor is duly elected and qualified:
Mark D. Wang	Brenda J. Bacon	Mark H. Lazarus	David Sambur	Paul W. Whetsell
Leonard A. Potter	David W. Johnson	Pamela H. Patsley	Alex van Hoek
Messrs. Sambur and van Hoek were appointed to our Board effective as of August 2, 2021, pursuant to the terms of the Stockholders Agreement, dated as of August 2, 2021 (the “Apollo Stockholders Agreement”), by and among the Company, certain investment funds and vehicles managed by affiliates of Apollo Global Management Inc. (the “Apollo Investors”) and (for certain limited purposes) Hilton Worldwide Holdings Inc. (“Hilton Worldwide”). We entered into the Apollo Stockholders Agreement in connection with the completion of our acquisition of Diamond Resorts International Inc. in August 2021 (the “Diamond Acquisition”). See “Transactions with Related Persons— Apollo Agreements” for an additional discussion of such director appointment rights and other terms of the Apollo Stockholders Agreement.
Each Director nominee is currently a director of HGV, and each has consented to continue to serve if elected.
Action will be taken at the Annual Meeting for the election of the Director nominees. Unless otherwise instructed, the persons named in the proxy card (the “proxyholders”) intend to vote the proxies held by them “FOR” the election of each of the Director nominees. If any of the Director nominees ceases to be a candidate for election at the time of the Annual Meeting, proxies received with voting instructions with respect to any such Director nominee may be disregarded or may be voted by the proxyholders in accordance with the recommendation of the Board.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2024
The following information describes the offices held, other business directorships and the periods of service of each Director nominee. Each of the Director nominees is currently serving as a member of the Board with a term expiring at the Annual Meeting. Beneficial ownership of equity securities of the Director nominees is shown in the section titled “Ownership of Securities”.
Mark Wang
Mark D. Wang, 66, has served as a director since May 2016, and he has served as our President and Chief Executive Officer (“CEO”) since the spin-off from Hilton Worldwide in January 2017. Prior to the spin-off, from March 2008 through December 2016, Mr. Wang served as Executive Vice President and President of Hilton Grand Vacations, a wholly-owned subsidiary of Hilton Worldwide, overseeing all of Hilton global timeshare operations; and before such position, Mr. Wang was head of HGV Asia for Hilton. He first joined Hilton in 1999, as the managing director of Hawaii and Asia Pacific; and he has held a series of senior management positions within HGV. During Mr. Wang’s time as president of HGV, he also served as executive vice president of Hilton’s executive committee; and held a dual role as president of Global Sales for Hilton’s hotel division from 2013 to 2014. Mr. Wang led Hilton’s inaugural Asia-Pacific Islander Team Member Resource Group. Under Mr. Wang’s leadership, HGV has experienced sustained growth; and he transformed the business into a capital-efficient model. With over 35 years of industry experience, Mr. Wang has earned a reputation as an innovator who brought new, highly effective sales and marketing techniques to the timeshare industry. In 1987, he introduced the U.S. vacation ownership product to the Japanese market. Prior to joining HGV, Mr. Wang co-founded three independent timeshare companies, where he served as president and chief operating officer of each. Mr. Wang currently serves on the board of directors of the American Resort Development Association (“ARDA”). He has been a member of ARDA’s board of directors and served on ARDA’s executive committee since 2008 and served as the chairman of the board of directors from 2017-2019. Mr. Wang served as the vice chairperson of ARDA-Hawaii, an ARDA State Legislative Committee, for six years.

Hilton Grand Vacations	6	2024 PROXY STATEMENT

Qualifications, Attributes, Skills, and Experience: Mr. Wang’s extensive experience in senior leadership roles in the timeshare industry provides our Board with valuable industry-specific knowledge and expertise. In addition, Mr. Wang’s current role as our President and Chief Executive Officer brings management perspective to Board deliberations and provides valuable context on day-to-day operations.

Leonard A. Potter
Leonard A. Potter, 62, has served as the Chairperson of our Board since January 2017. Mr. Potter founded Wildcat Capital Management, LLC, a registered investment advisor, in September 2011 and has served as its president and chief investment officer since inception. Mr. Potter has also served as a founder and senior managing director of Vida Ventures I and II, each a biotech venture fund, since 2017. From 2002 through 2009, Mr. Potter was managing director—private equity at Soros Fund Management LLC (“SFM”) where, from May 2005 through July 2009, he served as co-head of its private equity group and as a member of the private equity investment committee. From July 2009 until September 2011, Mr. Potter served as a consultant to SFM, and as chief investment officer of Salt Creek Hospitality, a private acquirer and owner of hospitality-related assets, which was backed by SFM. From September 1998 until joining SFM in 2002, Mr. Potter was a managing director of Alpine Consolidated LLC, a private merchant bank. From April 1996 through September 1998, Mr. Potter founded and served as a managing director of Capstone Partners LLC, a private merchant bank (“Capstone”). Prior to founding Capstone, Mr. Potter was an attorney specializing in mergers, acquisitions, corporate governance, and corporation finance at Morgan, Lewis & Bockius LLP, and at Willkie Farr & Gallagher LLP. Mr. Potter has served and continues to serve as a director on a number of boards of directors of public and private companies, including SLR Capital Ltd. (NASDAQ: SLRC), SLR Senior Capital Ltd. (NASDAQ: SUNS) and SuRo Capital Corporation (NASDAQ: SSSS). Mr. Potter has prior board of directors experience in the hospitality and vacation ownership industries, having served on the board of directors of Hilton Worldwide from 2008 through 2013, and on the board of directors of Diamond Resorts International, LLC from 2007 through 2010. Mr. Potter received a Bachelor of Arts degree from Brandeis University and a Juris Doctor degree from Fordham University School of Law.

Qualifications, Attributes, Skills, and Experience: Mr. Potter’s extensive experience as an attorney in the fields of securities law, corporation finance, corporate governance and mergers and acquisitions provides our Board valuable knowledge and insight on regulatory, risk management and business transactions matters. Further, Mr. Potter’s tenure in venture capital, private equity and other investment services activities, and his service on the boards of directors of several public and private companies, including companies in the hospitality and vacation ownership industry, bring capital markets and industry-specific knowledge and expertise to our Board.

Brenda J. Bacon
Brenda J. Bacon, 73, has served as a director since January 2017. Ms. Bacon is the past president and chief executive officer of Brandywine Senior Living, Inc., a provider of quality care and services to seniors, which she co-founded in 1996 and sold in 2023. Ms. Bacon grew Brandywine from one location to 32 communities in 7 states, with over 2,500 team members. In 2019, Ms. Bacon was inducted into McKnight’s Women of Distinction Hall of Honor and, in 2022, the American Seniors Housing Association’s Senior Living Hall of Fame.

Ms. Bacon served as chief of management and planning, a cabinet-level position, under New Jersey Governor James J. Florio from 1989 to 1993. During President Clinton’s first term, Ms. Bacon was on loan to the Presidential Transition Team, as co-chair for the transition of the Department of Health and Human Services. Ms. Bacon is a board member and the past chairman of the board of directors of Argentum (formerly, the Assisted Living Federation of America), where she advocates on behalf of seniors and health care. Ms. Bacon is an independent director of FTI Consulting, Inc. (NYSE: FCN), an independent global business advisory firm dedicated to helping organizations manage change, mitigate risk, and resolve disputes, and serves as chair of FTI’s Nominating and Governance Committee and is a member of its Compensation Committee. In 2013, New Jersey Governor Chris Christie appointed Ms. Bacon to the board of trustees of Rowan University where she serves as chair of the Risk Management Committee and is a member of the University Advancement Committee. In 2023, Governor Phil Murphy reappointed her to the Rowan board. In 2017, Ms. Bacon was honored with the

Hilton Grand Vacations	7	2024 PROXY STATEMENT

Virtua Health Humanitarian Award. Ms. Bacon received her undergraduate degree from Hampton University, and she holds a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Qualifications, Attributes, Skills, and Experience: Ms. Bacon’s leadership experience and organizational and management skills acquired through her career, including co-founding Brandywine Senior Living, Inc., provides our Board with her extensive financial expertise and a distinctive and entrepreneurial approach.

David W. Johnson
David W. Johnson, 62, has served as a director since January 2017. Mr. Johnson has served as co-founder and managing director at Horizon Capital Partners LLC since September 2021. Before this, he served as president and chief executive officer of Aimbridge Hospitality (“Aimbridge”) from April 2003 to September 2021 and oversaw the management of Aimbridge’s portfolio of over 1,600 hotels having approximately $10 billion in annual revenue and over 65,000 employees. Mr. Johnson held senior management positions at Wyndham International, including as president of Wyndham Hotels, overseeing approximately 15,000 employees, with $3 billion in annual revenue. He helped Wyndham grow from 10 hotels to over 500 hotels during his tenure. Currently, Mr. Johnson serves on the owners’ board of directors of the Dallas Stars NHL Franchise. Additionally, he serves as chairman of the board and a member of the audit committee for Sonida Senior Living (NYSE: SNDA). Mr. Johnson previously served on several boards of directors, including Strategic Hotel (NYSE: BEE), where he was also a member of its audit committee and corporate governance committee from 2012 to 2016. From 2009 to 2012, Mr. Johnson served as a director of Gaylord Entertainment (NYSE: GET). He also serves on several nonprofit boards of directors, including the Juvenile Diabetes Research Foundation and the Plano YMCA. He was recognized as a finalist for the Ernst & Young 2014 Entrepreneur of the Year. Mr. Johnson received his undergraduate degree in business economics, with highest honors, from Northeastern Illinois University.

Qualifications, Attributes, Skills, and Experience: Mr. Johnson’s extensive experience as president and chief executive officer of one of the premier hotel management companies in the United States, as well as his marketing background, provides our Board with valuable insights about the hospitality industry.

Mark H. Lazarus
Mark H. Lazarus, 60, has served as a director since January 2017. Since July 2023, Mr. Lazarus has served as the Chairman of NBCUniversal Media Group, overseeing all networks and platforms for NBCU Entertainment and sports and all revenue streams for NBCU, including NBC, Bravo, E!, Oxygen True Crime, SYFY, USA Network, Universal Kids, the company’s streaming service, Peacock, NBC Sports Group, NBC affiliate relation, content distribution, and advertising sales. Previously, Mr. Lazarus served as the chairman of NBCUniversal Television and Streaming, where he was responsible for the company’s television networks and international networks, Direct-to-Consumer business, NBC Sports Group, owned television stationsand NBC affiliate relations. Prior to joining NBCUniversal, Mr. Lazarus was the president of Media and Marketing at CSE, a sports and entertainment company, from 2008 through 2010, and previously served as the president of Turner Entertainment Group, from 2003 through 2008, where he oversaw all aspects of Turner Entertainment Networks. Mr. Lazarus also served as President of Turner Sports from 1999 to 2003. Mr. Lazarus currently serves on the board of governors of the Boys and Girls Clubs of America, and on the board of directors for the Eastlake Foundation. He previously served on the board of directors of Compass Diversified Holdings (NYSE: CODI) from 2006 to 2016 and the board of directors of Cincinnati Bell (NYSE: CBB) from 2009 to 2011. Mr. Lazarus received his Bachelor of Arts from Vanderbilt University.

Qualifications, Attributes, Skills, and Experience: Mr. Lazarus’ extensive experience in the media industry provides our Board with an important perspective in the areas of marketing and use of media. In addition, Mr. Lazarus’ management and leadership experience provide our Board with guidance on the skills necessary to lead and properly manage our business.

Hilton Grand Vacations	8	2024 PROXY STATEMENT

Pamela H. Patsley
Pamela H. Patsley, 67, has served as a director since December 2016. Ms. Patsley served as executive chairman of MoneyGram International, Inc. (NYSE: MGI), a P2P payments and money transfer company, from January 2009 to January 2018 and served as its chief executive officer from September 2009 to December 2015. Previously, Ms. Patsley served as senior executive vice president of First Data Corporation (“First Data”) from 2000 to 2007 and president of First Data International from 2002 to 2007. Ms. Patsley retired from those positions in 2007. From 1991 to 2000, Ms. Patsley served as president and chief executive officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as chief financial officer of First USA, Inc. Ms. Patsley currently serves on the boards of directors of Texas Instruments, Inc., where she is a member of the Governance and Stockholders Relations Committee (NASDAQ: TXN), Keurig Dr. Pepper, Inc. where she is a member of the Audit Committee (NYSE: KDP), and Payoneer Global, Inc. where she is a member of the Audit Committee (NASDAQ: PAYO). She served on the boards of directors of ACI Worldwide, Inc. (NASDAQ: ACIW) from 2018 to 2021, Molson Coors Brewing Company from 1996 to 2009, Pegasus Solutions, Inc. from 2002 to 2006, and Paymentech, Inc. from 1995 to 1999. Ms. Patsley received her Bachelor of Business Administration in accounting from the University of Missouri.

Qualifications, Attributes, Skills, and Experience: Ms. Patsley’s extensive leadership experience as a chairman and chief executive officer, chief financial officer and other executive level positions in public companies, provides our Board with her financial acumen and risk management experience developed through her experience in public accounting, senior leadership, and extensive public company board of directors experience.

David Sambur
David Sambur, 43, has served as a director since August 2021 as a designee of the Apollo Investors. Mr. Sambur is the co-head of Apollo Private Equity, an affiliate of Apollo Global Management Inc. (“Apollo Private Equity”), where he oversees the Private Equity portfolio and has led numerous investments across technology, media, gaming, hospitality, and travel. He currently serves on the board of directors of Rackspace Technology (NASDAQ: RXT). Additionally, Mr. Sambur serves as a member of the boards of directors of multiple private companies. Mr. Sambur previously served on the board of directors of PlayAGS (NYSE: AGS) and Redbox Entertainment (NASDAQ: RDBX) and has served on the boards of directors of a number of private companies. Mr. Sambur previously served as a director of Dakota Holdings, Inc., the holding company that owned Diamond prior to the Diamond Acquisition. Prior to joining Apollo in 2004, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the Emory College Dean’s Advisory Council, the Arbor Brothers board of directors, and is a member of the Mount Sinai Department of Medicine Advisory Board. He also co-leads the Apollo Pride Network. Mr. Sambur received a bachelor’s degree, summa cum laude, in economics from Emory University.

Qualifications, Attributes, Skills, and Experience: Mr. Sambur’s extensive experience as a private company and public company director provides our Board with his skills of analyzing businesses and leading investments in companies across an array of industries.

Alex van Hoek
Alex van Hoek, 37, has served as a director since August 2021 as a designee of the Apollo Investors. Mr. van Hoek is Partner at Apollo Global Management Inc., focused on private equity investing in Europe. Mr. van Hoek serves as a member of the boards of directors of multiple private companies. Mr. van Hoek previously served as a director of Dakota Holdings, Inc., the holding company that owned Diamond prior to the Diamond Acquisition. Mr. van Hoek is a member of the leadership committee of the Apollo Veterans Initiative. Prior to joining Apollo in 2010, Mr. van Hoek was a member of the Financial Sponsors group in the Global Banking department of Deutsche Bank Securities. Mr. van Hoek graduated, cum laude, with a dual BSE degree in Aerospace Engineering and Mechanical Engineering from Princeton University.

Qualifications, Attributes, Skills, and Experience: Mr. van Hoek’s extensive service on private and public company boards of directors provide our Board with his experience expertise in financing, analyzing, and private equity investments.

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Paul W. Whetsell
Paul W. Whetsell, 73, has served as a director since January 2017. Currently, Mr. Whetsell is the chief executive officer of Capstar Hotel Company, which primarily serves as an advisor to hospitality investors and operators and provides corporate governance guidance to early-stage companies. From January 2012 to March 2015, Mr. Whetsell served as president and chief executive officer of Loews Hotels & Resorts (“Loews”) and during his tenure, he grew the brand from 16 to 24 hotels, restructured Loews operations, and oversaw the investment of approximately $2 billion into the growth of the business and the upgrading and renovations of Loews properties. Thereafter, from April 2015 until July 2017, he served as the vice chairman of Loews. Prior to joining Loews, from 2009 to 2011, Mr. Whetsell served as a director of Virgin Hotels, providing strategic guidance in its operations and property acquisition activities. Previously, he held chairman and CEO positions at Meristar Hospitality Corp (NYSE: MHX), at the time the industry’s third largest REIT with over 110 hotels and $3 billion in assets. He also was chairman and CEO of Interstate Hotels and Resorts (NYSE: IHR) one of the industry’s largest operators with over 300 hotels under management. He is also the founder of the original Capstar Hotel Company, a third-party manager of upscale hotel properties. Currently, Mr. Whetsell serves on the boards of directors of Boyd Gaming Corporation (NYSE: BYD) and Vistry Group (LON: VTY). From 2008 – 2023, Mr. Whetsell served as a trustee of the board of trustees of the Cystic Fibrosis Foundation. From 2007 until May 2018, Mr. Whetsell served on the board of directors of NVR. Inc. (NYSE: NVR). Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council and previously served on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Whetsell received his bachelor’s degree from Davidson College.

Qualifications, Attributes, Skills, and Experience: Mr. Whetsell’s senior leadership experience in the hospitality industry and public company board of directors experience provide our Board with public company experience, operational expertise, real estate experience, and brand marketing expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee (collectively the “Committees”).
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•	a majority of the Board is composed of independent directors;
•	each of the Committees is comprised solely of independent directors;
•	each of our directors is subject to annual re-election;
•	under our bylaws and our Corporate Governance Guidelines, directors who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to our Board;
•	limits on the number of directorships held by our directors to prevent “overboarding”;
•	our independent directors meet regularly in executive sessions;
•	our Board currently has an independent Chairperson, and our Corporate Governance Guidelines provide for a lead independent director if the Chairperson does not qualify as an independent director;
•	a continuing focus on identifying critical skills needed on our Board to support company strategy and development;
•
no stockholder rights plan, and if our Board were to adopt a stockholder rights plan without prior stockholder approval, our Board would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year;

•	meaningful director and officer stock ownership guidelines; and
•	robust education program for all our directors.
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BOARD SKILLS AND QUALIFICATIONS
Our Board believes that its effectiveness is enhanced by directors with a broad range of backgrounds and viewpoints that reflect the diversity of our company, owners, guests, team members and business. While our Board does not maintain a formal diversity policy, as part of periodically evaluating its composition, our Board evaluates its diversity and the extent to which a director’s particular background, expertise and experience will complement those of other directors. The Board specifically considers diversity of gender, race and ethnicity when evaluating the diversity of its members or potential members. Currently, approximately 22% of the Board is racially or ethnically diverse. We believe that the current composition of our Board provides a complementary mix of skills, experience and backgrounds that are important in governing our company. Our Board will continue to evaluate its composition on a periodic basis to ensure it reflects the appropriate mix of the foregoing and other factors.
	Brenda Bacon	David Johnson	Mark Lazarus	Pamela Patsley	Leonard Potter	David Sambur	Alex van Hoek	Mark Wang	Paul Whetsell
Outside Board Experience (including Public Company boards)	✔	✔	✔	✔	✔	✔	✔		✔
Senior Leadership/Executive Experience	✔	✔	✔	✔	✔			✔	✔
Independence	✔	✔	✔	✔	✔				✔
Gender or Racial or Ethnic Diversity	✔			✔				✔
Accounting and Financial Reporting	✔	✔		✔	✔
Mergers & Acquisitions	✔	✔	✔	✔	✔	✔	✔	✔	✔
Corporate Finance and Capital Markets	✔	✔	✔	✔	✔	✔	✔		✔
Sales & Marketing			✔					✔	✔
Government Affairs/Legal Expertise	✔				✔
Strategic Planning	✔	✔	✔	✔	✔	✔	✔	✔	✔
Real Estate, Lodging and Hospitality Industry Experience	✔	✔			✔	✔	✔	✔	✔
CORPORATE SOCIAL RESPONSIBILITY
At Hilton Grand Vacations, our core mission is “Putting People First”. This includes our owners and members, guests, team members and the communities we serve. As a company grounded in hospitality, we are dedicated to setting the standard and raising the bar. We focus on matters that impact our employees, customers and their communities.
We continue to look for ways to minimize our environmental footprint, foster a diverse and inclusive work environment, and support the communities where we live and work. In 2023, we published our second Environmental, Social, Governance (“ESG”) report to provide insight to HGV’s commitment to the environment, local communities and sustainability. Our ESG reports can be viewed on our website at corporate.hgv.com under the “Corporate Social Responsibility” heading.
We remain committed to all of our stakeholders, including our stockholders, members, guests, team members and communities. We actively engage in dialogue with our stockholders on matters related to our business, as well as on the ESG issues that are important to them. For additional discussion on our stockholder engagement, please see “Stockholder Engagement” above.
Described below are some of the ways in which we demonstrate our commitment to the environment, our team members and the communities where we operate.
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Environment
Our dedication to the environment is an ongoing effort that drives us to enhance our sustainability efforts each year, and we aspire to commit to a more resilient future for all.
As we continue to grow our ESG efforts, we actively explore strategies find more effective ways of minimizing our carbon footprint and aligning with best practices that prioritize key sustainability efforts to create a healthier tomorrow.
Energy: As part of our sustainability initiatives, we proactively prioritize becoming more energy efficient with each property renovation. We take pride in installing energy-saving products and technologies, such as low-flow toilets, LED lights, energy-efficient aerators and showerheads, and other appliances that reduce water and energy consumption without compromising the comfort of our members and guests.
Water: In addition to our use of water-use-reducing appliances in guest rooms, many of our resort’s public areas have sustainable features like rainwater collection systems, drip irrigation, timers on pool showers and indigenous plants and flowers throughout the grounds. Furthermore, we encourage members and guests to join our sustainability efforts by participating in our towel and linen reuse program, which minimizes energy and water use.
Waste: We’re proud to partner with Clean the World™ and participate in its soap recycling program that not only reduces waste and keeps soap out of landfills but recycles soap for communities in need to support healthy hygiene. All HGV-branded properties in the United States participate in this program, which we recently expanded into the U.K. To date, we have donated more than 30,000 pounds of discarded soap through our partnership, which has translated to more than 220,000 bars of soap when processed and distributed.
In addition, we offer recycling bins in kitchen accommodations and use recycled and biodegradable materials in our resorts. When recycling is not possible, we are dedicated to proper disposal methods to reduce environmental impacts. Our resorts follow specific protocols to dispose items like electronics, paint, batteries and medical waste with certified waste management companies.
Social Responsibility
We are committed to the communities where we live, work and vacation. Being good stewards of our communities is a natural extension of our mission to “Put People First”, at our resorts around the world. Our engagement is focused on philanthropic initiatives, team member volunteerism and other company-driven initiatives and opportunities.
We also value diversity and celebrate the unique experiences of every team member. By instituting inclusive practices and policies across the organization, we strive to foster an environment of respect and an inherent sense of belonging for every team member regardless of race, background or personal beliefs. It is our hope these efforts create limitless possibilities.
Community Involvement
We believe it is our responsibility to give back through our corporate social responsibility platform, HGV Serves. Through this platform, we focus our efforts on four philanthropic pillars: disaster relief, homelessness, military & families and youth development.
Disaster Relief: HGV has had a long-standing national partnership with the American Red Cross, which seeks to meet the needs of vulnerable and displaced people around the country. We provide crisis support through financial contributions to non-profit organizations that organize emergency assistance, disaster relief and volunteer efforts. In 2023, HGV matched public donations dollar-for-dollar up to $50,000 to contribute to Red Cross’ Early Giving Day campaign, which supports its disaster relief efforts.
Homelessness: We continue to extend our partnership with Habitat for Humanity International. Since we launched this partnership in 2021, HGV team members across the country have volunteered for home-building projects in
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their communities. In addition, HGV donated $100,000 to Habitat for Humanity in 2023 and performed 10 builds across the U.S. Our team members also participate in donations and food drives to lend a hand to those in need. Notable contributions include:
•	HGV’s Hawaii resorts raised more than $32,000 for local nonprofits as part of a statewide charity walk initiative and
•	HGV expanded its Habitat for Humanity partnership to Japan by activating its first international project in Kanagawa.
Military & Families: HGV continues to honor those who have served in the U.S. Armed Forces and their families. In 2021, we launched our national partnership with the United Service Organizations (“USO”), and in 2023 HGV pledged a $200,000 donation over two years to support the nonprofit’s programs. In 2023, HGV team members participated in 3 volunteer events to support the USO and give back to those who have protected, defended and upheld our country.
Youth Development: We believe today’s youth are our future, and we are focused on propelling them toward bright futures by supporting non-profit organizations that offer help, hope and compassion to children facing adversity.
•
In 2022, we announced our national partnership with Boys & Girls Clubs of America and made a $150,000 donation. Since then, we pledged a second $150,000 annual donation and have participated in several volunteer opportunities, including hosting local youth from the Boys & Girls Clubs of Central Florida during our HGV Tournament of Champions golf tournament. We hosted these youth for a career day event to give them a behind-the-scenes view of the tournament’s operations. They also had the opportunity to meet world-class athletes and explore the intricacies of event management.

•
HGV partnered with brand ambassador and LPGA golfer Nasa Hataoka to host junior golf clinics in Waikiki, Hawaii and Ibaraki, Japan, providing over 60 youth golfers with an experience to meet and learn golf from Nasa herself.

•
Team members supported Christel House, a global children’s charity that transforms the lives of impoverished children, through A Virtual Walk Around the Christel House World. Nearly 160 team members participated in the virtual walk, raising over $13,000 for the organization.

•	We donated $100,000 to the ANNIKA Foundation to help expand opportunities for female golfers at the junior, collegiate and professional levels.
Hilton Grand Vacations Foundation: The Hilton Grand Vacations Foundation is a 501(c)(3) charity that supports the HGV Serves platform and our other community initiatives. In 2023, the Foundation focused its giving on relief for team members and the communities impacted by the Maui wildfires.
Human Capital, Diversity and Inclusion
HGV’s dedication to fostering an environment that is both diverse and inclusive is important to our long-term growth and success as a company. An important component of our inclusive culture has been the creation of voluntary, employee-led affinity and interest Team Member Resource Groups (“TMRGs”). These groups foster the openness, integrity and respect we have embedded in our company culture while sustaining an environment of continual learning.
TMRGs are sponsored by senior executives who provide leadership and assist with the visibility of initiatives across the business. These groups are chaired by team members who set the direction and take ownership of the initiatives set forth by the group.
Success is gauged and future initiatives are prioritized across four main areas: culture, career, community and commerce. We believe multiple perspectives yield sounder solutions and relatability with our diverse base of team members, customers and consumers. As such, we regularly seek team member feedback through ongoing
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discussions with TMRGs and an annual engagement survey. In 2023, TMRG membership increased to over 350 team members and TMRGs and their executive sponsors hosted more than 60 events. The events ranged from member meetings to fireside chats with senior executives to curating discussions with internal and external guest speakers.
We also focus on team member training and retention initiatives and have designed programs to nurture the team member experience. These programs reward and highlight milestones, recognize the exceptional service standards of our diverse team member population and promote our values.
Through a variety of delivery methods, we offer our team members over 390 training and development courses focused on a variety of core competencies, including: leadership, diversity and inclusion, skills training, business acumen, culture and personal growth. In 2023, team members had approximately 150,000 course completions totaling 92,000 training hours, of which over 117,000 course completion and 74,000 training hours were dedicated to compliance training.
Recognition
Our efforts across all of the areas described in this section above have resulted in the following key recognitions for our company and team members:
•
Ranked No. 4 on Newsweek’s “Most Loved Workplaces” and No. 14 on Newsweek’s “Top 100 Global Most Loved Workplaces” lists. Also named among Newsweek’s “America’s Greatest Workplaces” for: Parents & Families, Job Starters, Diversity and LGBTQ+.

•
Honored with four Stevie® Awards, including “Company of the Year”, 16 industry ARDA Awards, and ranked again among the nation’s best adoption-friendly workplaces by the Dave Thomas Foundation for Adoption.

•
Received a Great Place to Work® Certification™ for June 2022-June 2023. Employee-based survey results indicate 81% of HGV Team Members said the company was a great place to work, which is 24 points higher than the average U.S. company.

•	Recognized by Hawai’i Business News as a “Most Charitable Company” in 2023 for providing over $200,000 in charitable support to nonprofit organizations in 2022.
•	Awarded 12 AAA Four Diamond Resorts.
•	Awarded seven Charlie Awards from the Florida Magazine Association for our Club Traveler Magazine, including for best cover design.
•	Awarded three Eddie & Ozzie Awards, including Illustration and Cover Art for our Club Traveler magazine.
•	Recognized executive leaders as “Women Who Mean Business” by Pacific Business News.
•	Awarded consecutive “Hawaii Green Business Award” by the Governor of Hawaii for energy efficient operations and sustainable business practices at Kings’ Land, a Hilton Grand Vacations Club.
DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS
Under our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. The director also must meet the objective test for independence set forth by the NYSE rules. According to our Corporate Governance Guidelines, a director is “independent” if in the judgment of the Board, the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent in accordance with NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a
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relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such a relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has affirmatively determined that each of Ms. Bacon, Mr. Johnson, Mr. Lazarus, Ms. Patsley, Mr. Potter, and Mr. Whetsell is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Further, our Board has determined that each of Ms. Bacon, Mr. Johnson, and Ms. Patsley is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the heightened NYSE independence requirements for audit committee members. Our Board has also determined that each of Mr. Johnson, Mr. Lazarus and Mr. Whetsell is “independent” for purposes of the heightened NYSE independence requirements for compensation committee service and a “non-employee director” as defined by applicable SEC regulations.
In addition, Mr. Wang was deemed not independent by our Board since he is our President and Chief Executive Officer, and Messrs. Sambur and van Hoek were determined to be not independent by our Board due to their affiliation with Apollo.
In making its independence determinations, the Board considered and reviewed all information known to it (including, without limitation, information identified through questionnaires that each director completes annually).
BOARD STRUCTURE
Our Board is led by Mr. Potter, our Chairperson of the Board (the “Chairperson”). Our Board does not currently have a policy as to whether the roles of the Chairperson and Chief Executive Officer should be separate. Our Board believes that the Company and stockholders are best served by maintaining flexibility to determine whether the Chairperson and the Chief Executive Officer positions should be separate or combined at a given point in time, in order to provide appropriate leadership for us at that time. Accordingly, the Chief Executive Officer position is separate from the Chairperson position. We believe that the separation of the Chairperson and Chief Executive Officer positions is appropriate corporate governance for us at this time. Mr. Potter serves as the Chairperson, while Mr. Wang serves as our President and Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances.
Additionally, Mr. Potter’s attention to Board and committee matters allows Mr. Wang to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning. Our Chairperson serves as presiding independent director unless the Chairperson does not qualify as an independent director, in which case the independent directors will select a presiding independent director. The presiding independent director’s duties are set forth in our Corporate Governance Guidelines and include chairing the executive sessions of non-employee and independent directors, providing guidance with respect to compliance with our Corporate Governance Guidelines, reviewing Board and committee meeting agendas, serving as a non-exclusive liaison among the independent directors and other Board members and communicating with shareholders.
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BOARD COMMITTEES
Committee Membership and Meetings
The following table summarizes the current membership of each of the Committees. Mr. Wang, who is our Chief Executive Officer and President, and Messrs. Sambur and van Hoek, who are non-employees, but non-independent, directors, did not serve on any of the Board’s committees during 2023 and also are not expected to serve on any such committee between the Annual Meeting and the 2025 annual meeting of stockholders.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Leonard A. Potter			Chair
Brenda J. Bacon	X		X
David W. Johnson	X	X
Mark H. Lazarus		X
Pamela H. Patsley	Chair
Paul W. Whetsell		Chair	X
We expect our directors to attend all meetings of the Board, all meetings of the committees of which they are members, and all meetings of stockholders. All of our directors attended at least 75% of the aggregate meetings of both the Board and all committees on which they served during 2023. In addition, all of our directors, with the exception of Alex van Hoek and David Sambur, attended the 2023 annual meeting of stockholders.
The following table sets forth the number of meetings held by the Board and each committee during the year ended December 31, 2023.
Number of Meetings
Board of Directors	10
Audit Committee	8
Compensation Committee	5
Nominating and Corporate Governance Committee	4
Beyond such formal meetings, members of our Board are encouraged to informally discuss and communicate among themselves any relevant items in carrying out their Board and applicable committee duties and responsibilities.
Audit Committee
The Audit Committee is a standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. All members of the Audit Committee have been determined to be “independent”, consistent with our Audit Committee Charter, our Corporate Governance Guidelines, applicable SEC regulations and the NYSE listing standards applicable to boards of directors in general and to audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Ms. Patsley qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and/or related financial management expertise as required by the listing standards of the NYSE.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found on our website at investors.hgv.com under the “Governance—Governance Documents” heading. The duties and responsibilities of the Audit Committee include, among others:
•	the adequacy and integrity of our financial reporting and disclosure practices;
•	the integrity of our financial statements;
•	the soundness of our system of internal controls regarding finance and accounting compliance;
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•	the annual independent audit of our consolidated financial statements;
•	the independent registered public accounting firm’s qualifications and independence;
•	the engagement of the independent registered public accounting firm;
•	the scope, approach, performance, and results of the independent registered public accounting firm and our internal audit function;
•	our compliance with legal and regulatory requirements in connection with the foregoing;
•	oversight of our exposure to risk, including, but not limited to, cybersecurity and data privacy, business continuity and operational risks;
•	oversight of procedures for receipt, retention and treatment of complaints and confidential submission of concerns related to accounting, internal controls or auditing matters;
•	review of related party transactions; and
•	compliance with our Code of Conduct.
On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See “Oversight of Risk Management”.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other public filings in accordance with applicable rules and regulations of the SEC.
Compensation Committee
All members of the Compensation Committee have been determined to be “independent” and “non-employee directors” as defined by our Compensation Committee Charter, our Corporate Governance Guidelines, and the NYSE listing standards applicable to boards of directors in general, and to compensation committees in particular. In addition, all members of the Compensation Committee have been determined to be a “non-employee director” as defined by applicable SEC regulations.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at investors.hgv.com under the “Governance—Governance Documents” heading. The duties and responsibilities of the Compensation Committee include, among others:
•
the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to the long-term success of the Company;

•
oversight of the goals, objectives, and compensation of the Chief Executive Officer, including evaluating the performance of the Chief Executive Officer in light of those goals, and approval of the compensation of the Chief Executive Officer and other executive officers;

•	oversight of the goals, objectives, and compensation of our other senior officers and directors;
•	review of the effectiveness of our executive compensation programs;
•	review, approve or recommend to the Board, and administer, our equity-based and annual incentive plans;
•	our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE and the SEC and other laws, as applicable;
•	oversight of the compliance of senior officers and directors with the Company’s stock ownership guidelines; and
•	the issuance of a report on executive compensation for inclusion in our annual proxy materials.
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With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the CD&A for inclusion in our annual Proxy Statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. Its charter permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent outside compensation consultant to perform analyses, and provide advice related to the Company’s executive and outside director compensation programs. All executive compensation services provided by Pearl Meyer during 2023 were conducted under the direction or authority of the Compensation Committee.
The Compensation Committee evaluated whether any services proposed to be performed during 2023 by Pearl Meyer raised any conflict of interest and determined that it did not. Neither Pearl Meyer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. As requested by the Compensation Committee, Pearl Meyer’s 2023 services to the Compensation Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data.
Nominating and Corporate Governance Committee
All members of the Nominating and Corporate Governance Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found on our website at investors.hgv.com under the “Governance — Governance Documents” heading. The duties and responsibilities of the Nominating and Corporate Governance Committee include, among others:
•	advise the Board concerning the appropriate composition and qualifications of the Board and its committees;
•	identify individuals qualified to become Board members;
•	recommend to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders;
•	coordinate with the Board and periodically assess succession planning for the Board, CEO, and other executive or senior officers;
•	develop and recommend to the Board a set of corporate governance guidelines and assist the Board in complying with them;
•	review periodically and monitor compliance with the Company’s code of conduct;
•	oversee and review the Company’s activities and practices relating to sustainability, corporate social responsibility, climate change and corporate citizenship matters; and
•	oversee the evaluation of the Board’s committees, as requested by the Board.
OVERSIGHT OF RISK MANAGEMENT
Our Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executive management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage
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those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company.
In May 2022, the Company hired its first Chief Compliance Officer. Our Chief Compliance Officer is primarily focused on developing the next generation of compliance policies, procedures, and training that reflect the Company’s continuing growth. Furthermore, the Chief Compliance Officer supports the Executive Vice President, Chief Legal Officer & General Counsel in facilitating communication between management and the Board, ensuring that management and the Board are aligned on their areas of focus.
While the full Board has overall responsibility for risk oversight, it is supported by its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, which take the lead in discrete areas of risk oversight and regularly report to the Board. The risk-related responsibilities of each Board-level committee is described in greater detail below.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Audit Committee also receives regular reports from our Chief Information Security Officer and Chief Information Officer that include the current cybersecurity landscape, the status of ongoing cybersecurity initiatives and strategies, any incident reports and compliance with regulatory requirements and industry standards. The Audit Committee is also responsible for overseeing any related party transactions. In addition, our Board receives periodic detailed operating performance reviews from management. Management updates the Audit Committee on a quarterly basis and the full Board on an annual basis and as needed.
The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration, and regulatory compliance with respect to compensation matters.
The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. The Nominating and Corporate Governance Committee is also responsible for overseeing and monitoring the Company’s sustainability, climate change, corporate social responsibility and corporate citizenship policies and any related risks, and recommending to the Board appropriate goals, policies, and practices.
Board’s Role in Overseeing Cyber Risk
Our Board recognizes the importance of maintaining an integrated cybersecurity risk management system to protect the integrity of data for our owners, guests, and team members. Our Board has delegated to the Audit Committee the primary responsibility to oversee our cybersecurity and data protection risks. The Audit Committee receives regular reports from our Chief Information Security Officer and Chief Technology Officer regarding the primary cybersecurity risks we face, and the steps management is taking to mitigate such risks. The Chief Information Security Officer and Chief Technology Officer provide comprehensive briefings to the Audit Committee on a regular basis. The Audit Committee also reviews our cyber and data risk management strategy and policies on a regular basis with our management. In addition, the Audit Committee and our Board will promptly be made aware of any significant cybersecurity incident, as specified in our cybersecurity incident response plan.
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EXECUTIVE SESSIONS
Executive sessions, which are meetings consisting of the non-employee members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session. Our Board is comprised of eight non-employee directors and one employee director. Six of our non-employee directors are independent directors. During 2023, our non-employee directors met in a private executive session at least once at each of the four regularly scheduled Board meetings. The Presiding Independent Director selected by the independent directors, which is currently Mr. Potter, presides over meetings of the non-employee directors and independent directors. If the Presiding Independent Director is not available, the non-employee or independent directors will select a presiding independent or non-employee director, as the case may be, who will preside at such session.
BOARD AND COMMITTEE EVALUATIONS
The Board and each committee conduct an annual self-evaluation to assess the effectiveness and performance of the applicable governing body and the performance of its members in accordance with our Corporate Governance Guidelines and each committee charter. These self-evaluations for the 2023 fiscal year were completed in early 2024.
CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics and assist the Board in the exercise of its responsibilities. Each committee of the Board is governed by a charter adopted by the Board. Our Corporate Governance Guidelines are reviewed from time to time by the Nominating and Corporate Governance Committee, and each committee charter is reviewed at least annually by the appropriate committee. To the extent deemed appropriate in light of emerging practices, our Corporate Governance Guidelines and committee charters will be revised accordingly, upon recommendation to and approval by the Board. Our Corporate Governance Guidelines, our Audit, Compensation, and Nominating and Corporate Governance Committee charters and other corporate governance information are available on our website at investors.hgv.com under the “Governance — Governance Documents” heading. Any stockholder also may request copies in print, without charge, by contacting Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.
CODE OF CONDUCT
We maintain a Code of Conduct that applies to all employees, including our chief executive officer, chief financial officer, and chief accounting officer, and all members of the Board, and provide regular training, to covered persons, on the Code of Conduct. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, and business conduct and fair dealing. Our Code of Conduct has multiple sub-policies, including whistleblowing and non-retaliation, non-harassment in the workplace, antitrust and competition, confidential information and trade secrets and anti-money laundering.
Our Code of Conduct satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC and the listing standards of the NYSE. We intend to disclose, within four business days, any substantive changes in the Code of Conduct or waivers from the Code of Conduct that apply to our executive officers or directors by posting such information to our website at investors.hgv.com or by filing with the SEC a current report on Form 8-K, in each case if such disclosure is required by SEC or NYSE rules.
The Code of Conduct is available on our website at investors.hgv.com under the “Governance — Governance Documents” heading. Any stockholder may request a copy in print, without charge, by contacting Investor
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Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.
DIRECTOR NOMINATION PROCESS
The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, and skills of potential candidates for election to the Board and recommends nominees for election to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition, and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does, at a minimum, assess each candidate’s strength of character, judgment, industry knowledge or experience, ability to work collegially with the other members of the Board and ability to satisfy any applicable legal requirements or listing standards. The Nominating and Corporate Governance Committee seeks to compose the Board such that it consists of a diverse group of individuals who possess the appropriate combination of skills, experience, and background.
When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. Although we do not have a formal policy regarding racial, ethnic or gender diversity, the Board views diversity as a priority, and the Nominating and Corporate Governance Committee evaluates the diversity of gender, race, ethnicity, and differences in viewpoints, in addition to education, skills, professional experiences, and the perceived needs of the Board, as part of its annual evaluation of the composition of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral or by whom the candidate was recommended. The Nominating and Corporate Governance Committee may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company.
In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee and the Board considered whether those directors recommended for re-election have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure. In particular, the Nominating and Corporate Governance Committee and the Board focused on the information contained in each of the Director nominee’s biographical discussion, set forth in this Proxy Statement. The Nominating and Corporate Governance Committee and the Board also assessed the contributions of the directors recommended for re-election in the context of the Board and the committees’ self-assessment process. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and its recommendation that you vote “for” the election of each of the Director nominees at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to secretary@hgv.com. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also
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must satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2025 Annual Meeting”.
COMMUNICATIONS WITH THE BOARD
To facilitate communications with the Company’s directors, our Corporate Governance Guidelines provide that stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-employee or independent directors as a group, may do so by addressing such communications or concerns to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to secretary@hgv.com, who will forward such communication to the appropriate party.
COMPENSATION OF DIRECTORS
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Our Compensation Committee reviews non-employee director compensation from time to time. Mr. Wang, the sole employee director on the Board, receives no additional compensation for serving on the Board.
COMPENSATION PROGRAM
Except with respect to Messrs. Sambur and van Hoek as described below under “Director Compensation for 2023”, each eligible non-employee director is entitled to annual compensation for the period from the 2023 annual meeting of stockholders until our Annual Meeting, as follows:
•	annual cash retainer of $85,000;
•	additional annual cash retainer of $125,000 for serving as the Chairperson;
•	additional annual cash retainer for serving on committees or as the chairperson of a committee as follows:
○	each member (other than the chairperson) of the Compensation Committee and the Nominating and Corporate Governance Committee will receive $10,000 for each committee on which he or she serves;
○	each member (other than the chairperson) of the Audit Committee will receive $15,000 for each committee on which he or she serves,
○
the chairperson of the Audit Committee will receive an additional $35,000 and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $25,000; and

•
equity award of approximately $185,000 payable annually in the form of restricted stock units (“RSUs”), which will vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date.

Cash retainers are paid semi-annually, in arrears. Annual equity award grants to directors are made following each annual meeting of stockholders and represent the directors’ annual grants for their service as a director until the next annual meeting of stockholders.
All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, our independent directors are reimbursed for reasonable personal costs when they stay at our resorts. The Board may determine in its discretion additional cash or other consideration for services on ad hoc committees that it may establish from time to time.
We have a stock ownership policy for our non-employee directors. Each of our non-employee directors (other than the directors who are not eligible to receive compensation) is expected to own stock of our Company in an
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amount equal to five times his or her annual cash retainer (exclusive of retainers received for service on a committee of the Board or as chairperson of a committee or the Board). For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the director or a family member, shares underlying vested options (based on the excess of the market price of the stock over the exercise price), time-vesting restricted stock and RSU awards that have not yet vested, and shares held under a deferral or similar plan. Non-employee directors are expected to meet this ownership requirement within five years of becoming subject to the stock ownership policy. Declines in the stock price will not affect compliance with the stock ownership policy as long as each non-employee director continues to hold the number of shares held at the time compliance was initially achieved.
DIRECTOR COMPENSATION FOR 2023
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)	Total Number of Outstanding Equity Awards (#)(2)
Leonard A. Potter	$232,500	$174,462	$406,962	4,342
Brenda J. Bacon	$110,000	$174,462	$284,462	4,342
David W. Johnson	$110,000	$174,462	$284,462	4,342
Mark H. Lazarus	$95,000	$174,462	$269,462	4,342
Pamela H. Patsley	$117,500	$174,462	$291,962	4,342
David Sambur(3)	$260,000	—	$260,000	—
Alex van Hoek(3)	$260,000	—	$260,000	—
Paul W. Whetsell	$117,500	$174,462	$291,962	4,342
(1)	Amounts reflect cash retainer fees for each non-employee director, based on the director fees set forth under “Compensation Program”.
(2)
Amounts reflect an annual equity award for the period from the date of the 2023 annual meeting of stockholders through the date of the 2024 annual meeting of stockholders, based on an annual award of $185,000. Represents the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 19 (“Share- Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 (the “Annual Report on Form 10-K”). The outstanding equity awards were granted on May 3, 2023, at the 2023 annual meeting of stockholders and fully vest on the one-year anniversary of such date of grant or, if earlier, on the date of the next annual meeting of stockholders at which directors are elected.

(3)
In connection with their appointment to our Board pursuant to the terms of the Apollo Stockholders Agreement, we agreed to compensate each of Messrs. Sambur and van Hoek pursuant to the terms of our annual non-employee director compensation program. Upon their appointment, Messrs. Sambur and van Hoek and the Apollo Investors informed us that, due to certain internal policies and arrangements, Messrs. Sambur and van Hoek could not receive any direct compensation, either cash or equity, from public company boards of directors on which they serve and that any such payments are required to be made to an affiliate of the Apollo Investors. Accordingly, it was agreed that annual non-employee director cash compensation to which Messrs. Sambur and van Hoek would have been entitled would be paid (including for tax purposes) to such affiliate of the Apollo Investors. In addition, since the terms of the Apollo Stockholders Agreement generally provides, among other things, that the Apollo Investors and their affiliates are prohibited from acquiring any additional common stock of the Company (subject to certain exceptions), thereby prohibiting the payment of the annual non-employee director stock award compensation to such Apollo Investor affiliate, it was agreed that such affiliate would receive cash equivalent of any equity compensation to which Messrs. Sambur and van Hoek would have been entitled to receive. Accordingly, the amounts shown for Messrs. Sambur and van Hoek in this table include the cash equivalent of such equity awards based on the stock price of our common stock as of the grant date of the equity compensation.

Except for Messrs. Sambur and van Hoek, who did not receive any director compensation in the form of equity as described above, eligible non-employee directors are awarded equity under the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan (and prior to the adoption of such plan, under the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors) (the “Director Stock Plan”) in the form of RSUs. RSUs vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date or as otherwise provided in the plan or applicable award agreement. Dividend equivalents accrue on unvested RSUs either in cash or, at the sole discretion of the Compensation Committee, in shares of HGV’s common stock or additional RSUs equal to the fair market value of the dividend equivalent payment as of the dividend payment date, payable at the same time as the underlying RSUs are settled following vesting (or forfeited to the extent the underlying RSUs are forfeited). Any unvested
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RSUs held by a non-employee director will become fully earned and vested upon (i) termination of such director’s service as a result of such director’s death or disability, (ii) a change in control event, if the successor or surviving company does not assume, substitute or continue the RSUs on substantially similar terms, or (iii) termination of such director’s service without cause or with good reason (each as defined in the form of Restricted Stock Unit Agreement for use under the Director Stock Plan) within twelve months following a change in control. In addition, if a non-employee director retires more than six months after the grant date of a director RSU award, then a pro-rata number of RSUs shall become earned and vested as of the retirement date. Unvested RSUs are forfeited upon termination of service for any other reason.
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our current executive officers, other than Mr. Wang, whose biographical information is presented under “Proposal No. 1: Election of Directors — Nominees for Election to the Board of Directors in 2024”. Beneficial ownership of equity securities of certain of our executive officers is shown under the heading “Ownership of Securities” in this Proxy Statement.
Pablo Brizi
Pablo Brizi, 49, has served as HGV’s Executive Vice President — Chief Human Resources Officer (“CHRO”) since October 2020 and Executive Vice President — CHRO and Corporate Affairs since August 2021. Mr. Brizi is responsible for leading teams of highly experienced human resources and corporate affairs professionals who provide strategic business partnerships and consultative talent services across the global business. He also oversees talent management, compensation, benefits, recruitment, succession planning, learning and development, general HR shared services, facilities and corporate communications. Mr. Brizi brings more than 25 years of human resources experience working with multinational organizations in the hospitality, technology, oil, manufacturing, and private equity industries. Most recently, he served as Chief Human Resources Officer for Bloomin’ Brands where he oversaw global compensation, benefits, talent management, leadership development, corporate affairs, and HR operations for approximately 100,000 corporate and restaurant Team Members. In addition, Mr. Brizi held a number of leadership positions with Avaya, including Vice President, Global Compensation and Benefits, and Senior Director of HR for the Americas. He also worked for NCR Corporation, Ford Motors Company, and Exxon Corporation in a variety of HR and compensation and benefits leadership roles. Mr. Brizi holds a bachelor’s degree in finance from Universidad Argentina de la Empresa. In addition, he completed Cornell University’s Modern CHRO Role executive education program and holds a designation in Certified Compensation Professional through World-at-Work.

Charles R. Corbin
Charles R. Corbin, 67, has served as HGV’s Executive Vice President, Chief Legal Officer, General Counsel and Secretary since November 2016. He also served as HGV’s Chief Development Officer from May 2018 until September 2020. Before joining HGV, Mr. Corbin held several legal roles at Hilton Worldwide for over 6 years from March 2010 to November 2016, including most recently as Senior Vice President for Dispute Resolution and Employment and Benefits. Prior to joining Hilton Worldwide in 2010, Mr. Corbin served in several high-level legal roles, including vice president and assistant general counsel at Sunrise Senior Living, an assisted living facility operator, and group vice president at The Mills Corporation, a developer, owner, and operator of large retail and entertainment centers and destinations. Mr. Corbin’s more than 40-year legal and business career includes managing a venture capital firm and serving in a variety of roles as a business counselor, legal advisor, and investor. He is known for working with operational management to successfully execute strategic goals while providing risk adjusted legal counsel and business advice. Mr. Corbin is a member of the board of directors of ARDA. Mr. Corbin holds a bachelor’s degree in English with highest honors from The Citadel, and a Juris Doctorate from the University of Dayton School of Law.

Gordon S. Gurnik
Gordon Gurnik, 60, has served as HGV’s Senior Executive Vice President and Chief Operating Officer since
Hilton Grand Vacations	25	2024 PROXY STATEMENT

August 2021 and was previously Executive Vice President and Chief Operating Officer from December 2018 to August 2021. Mr. Gurnik’s responsibilities at HGV include working in partnership with the executive team to lead sales and business development, continue to build HGV’s brand, improve processes and products, and oversee resort operations and Club programs, all while ensuring alignment with HGV’s strategic priorities for all new initiatives. Prior to joining HGV, Mr. Gurnik served as President of RCI, a worldwide leader in vacation exchange and travel services and the largest exchange network in the world. While at RCI, he was instrumental in advancing the company’s signature products while also leading RCI’s strategic direction, operations and growth with over 3.8 million member families and 4,300 vacation ownership resorts. He serves on the board of directors for Christel House International, a non-profit organization that supports impoverished children throughout the world and is chair-elect on the ARDA Board of Directors. Mr. Gurnik holds a bachelor’s degree in management from Purdue University.

Daniel J. Mathewes
Daniel J. Mathewes, 49, has served as HGV’s Senior Executive Vice President and Chief Financial Officer since August 2021, and was Executive Vice President and Chief Financial Officer from November 2018 to August 2021. Mr. Mathewes is responsible for leading teams of highly skilled finance professionals who develop and implement corporate and financial strategies across our global business. He leads the finance, accounting, portfolio, treasury, tax, investor relations, development, and information technology departments. Mr. Mathewes brings more than 25 years of experience working with multinational public and private hospitality companies. He is known for working with operational management to successfully execute strategic goals while driving strong financial outcomes. Prior to joining HGV, Mr. Mathewes was the chief financial officer of Virgin Hotels North America, a hotel management company, from January 2016 to November 2018. Prior to that, Mr. Mathewes served as the chief financial officer of The World, Residences at Sea, a privately-owned yacht with 165 residences, from July 2014 to January 2016. He served as senior vice president of finance and treasury of Kerzner International Holdings Limited from September 2008 to July 2014, which operated the Atlantis resorts in Nassau and Dubai, the One&Only luxury hotels, and Mazagan Beach Resort in Morocco. Mr. Mathewes also worked in multiple financial leadership capacities with NCL Corporation (Norwegian Cruise Lines) and Royal Caribbean Cruises Ltd. Mathewes began his career with PricewaterhouseCoopers LLP. Mr. Mathewes graduated summa cum laude from Florida State University with bachelor’s degrees in accounting and economics.

Hilton Grand Vacations	26	2024 PROXY STATEMENT

PROPOSAL NO. 2:
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2024 FISCAL YEAR
The Audit Committee has approved the engagement of Ernst & Young LLP to perform the audit of the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2024.
Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on HGV’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of HGV and its stockholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
AUDIT AND NON-AUDIT FEES
Ernst & Young LLP has been our independent public accountants since 2017, including for purposes of performing an audit of the financial statements included in HGV’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2023 and 2022, and fees billed for other services rendered by Ernst & Young LLP for those periods.
	2023	2022
Audit Fees(1)	$7,538,500	$7,108,761
Audit-Related Fees(2)	$424,200	$304,075
Tax Fees(3)	$947,697	$2,688,371
All Other Fees	—	—
Total:	$8,910,697	$10,101,207
(1)
Includes fees for professional services rendered by Ernst & Young LLP for the audit of annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements, comfort letters and consents issued in connection with SEC filings and statutory audits of foreign subsidiaries.

(2)	Includes fees for professional services rendered by Ernst & Young LLP for agreed-upon procedures and attestation reports.
(3)	Includes fees for professional services rendered by Ernst & Young LLP for tax compliance, tax consulting, transfer pricing and tax advisory services.
The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was. All audit and non-audit related services were pre-approved by the Audit Committee prior to such services being rendered.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted policies and procedures that require the approval of the Audit Committee of all audits and permitted non-audit services provided by an independent registered public accounting firm prior to each engagement. These policies
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and procedures require that the Audit Committee be provided with sufficient information to allow it to identify the particular services being pre-approved and to assess the impact of the proposed services on the independence of the registered public accounting firm.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
AUDITORS OF THE COMPANY FOR THE 2024 FISCAL YEAR.
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PROPOSAL NO. 3:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules in this Proxy Statement, including the CD&A, compensation tables, and narrative disclosures that accompany the compensation tables (a “say-on-pay vote”).
At our 2023 annual meeting of stockholders, HGV stockholders voted on an advisory basis to have a say-on-pay vote on an annual basis. In response to your input, our Board adopted a policy of including an advisory say-on-pay vote at each annual meeting of stockholders until the next stockholder advisory vote on the frequency of future say-on-pay votes is held, which is expected to occur at the 2029 annual meeting of stockholders.
Accordingly, stockholders are being asked to approve, on a non-binding basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.”
At the 2023 annual meeting of stockholders, HGV stockholders approved the compensation paid to our named executive officers, with approximately 92% of the votes cast in favor of the Company’s executive compensation.
In deciding how to vote on this proposal at the Annual Meeting, the Board encourages you to read information on our compensation policies and decisions regarding the named executive officers presented under the heading “Compensation Discussion and Analysis”, as well as the discussion regarding the Compensation Committee under the heading “Corporate Governance and Board Matters—Board Committees—Compensation Committee” in this Proxy Statement.
Because your say-on-pay vote is advisory, it is not binding upon the Board; however, the Board values stockholders’ input, and the Compensation Committee will take into account the results of the 2024 say-on-pay vote when considering future executive compensation decisions.
The next advisory say-on-pay vote will occur at the annual meeting of stockholders in 2025.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.
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REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the heading of “Corporate Governance and Board Matters—Board Committees—Audit Committee”. Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee”. In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Pamela H. Patsley, Chair
Brenda J. Bacon
David W. Johnson
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REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the Compensation Committee of the Board:
Paul W. Whetsell, Chair
David W. Johnson
Mark H. Lazarus
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COMPENSATION DISCUSSION AND ANALYSIS
(“CD&A”)
OUR NAMED EXECUTIVE OFFICERS (“NEOs”)
Our NEOs, based on total compensation paid during the fiscal year ended December 31, 2023, are set forth below.
Name	Position
Mark D. Wang	President and Chief Executive Officer
Daniel J. Mathewes	Senior Executive Vice President and Chief Financial Officer
Gordon S. Gurnik	Senior Executive Vice President and Chief Operating Officer
Charles R. Corbin	Executive Vice President and Chief Legal Officer
Pablo Brizi	Executive Vice President — Chief Human Resources Officer & Corporate Affairs
EXECUTIVE SUMMARY
Key 2023 Compensation Committee Actions
In February and March 2023, consistent with past practice and as part of its normal cycle, the Compensation Committee took certain key actions with respect to the 2023 executive compensation program for our executive officers, all of whom are our NEOs, as follows (each as further discussed later in this CD&A):
•
Limited base salary increases. The Compensation Committee did not increase the base salary for any of our NEOs other than for Mr. Brizi (from $450,000 to $475,000). His salary was adjusted to more closely align with market pay levels of similarly-situated executive officers among our peer group companies.

•
Approved a short-term incentive plan based 70% on Economic Adjusted EBITDA and 30% on objectively measurable performance metrics specific to each individual NEO. The Compensation Committee approved a short-term incentive plan design, which we also refer to as our annual cash compensation plan, based 70% on Economic Adjusted EBITDA and 30% on objectively measurable performance metrics specific to each individual NEO.

•
Returned to a 3-year performance period for Performance RSUs and maintained the grant mix of LTI awards of 50% RSUs, 25% stock options and 25% Performance RSUs other than for Mr. Wang. Mr. Wang’s LTI awards are comprised of 40% restricted stock units (RSUs or Service RSUs), 25% stock options and 35% performance RSUs (which we refer to as PSUs). The PSUs have a performance period commencing January 1, 2023 and ending December 31, 2025.

Aligning Pay with Performance
As more fully discussed later in this CD&A, the total direct compensation for our CEO and other NEOs is comprised 67% and 52%, respectively, of stock-based equity awards, demonstrating a strong alignment of our NEOs pay with the direct interests of our stockholders.
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2023 COMPANY PERFORMANCE AND PAY RESULTS
Highlights of HGV’s financial performance for the fiscal year ended December 31, 2023, include:
•	Total revenues were $3,978 million, net income was $313 million and diluted earnings per share was $2.80;
•	Economic Adjusted EBITDA[1] was $1,026 million; and
•	Contract Sales[1] was $2,310 million.
2023 EXECUTIVE COMPENSATION DESIGN AND DECISIONS
The Compensation Committee determined our executive compensation philosophy, strategy and program design, as well as compensation levels for our NEOs. The Compensation Committee continues to focus our executive compensation program on furthering alignment between compensation and HGV’s growth and the long-term interests of our stockholders. In reviewing our executive compensation philosophy, strategy and program design and in setting compensation levels for our NEOs for 2023, the Compensation Committee considered, among other factors: the key financial and operating metrics that drive performance of HGV and stockholder value; the objectives of and risks related to our operations; and the components and amounts of executive compensation at companies within our peer group based on data provided by Pearl Meyer, the Compensation Committee’s independent compensation consultant.
An overview of our 2023 executive compensation program is set forth below.
Overview
Compensation Philosophy. Our compensation philosophy is designed to achieve a number of goals, including attracting and retaining the highest quality executives, providing market competitive compensation opportunities, aligning pay with performance and stockholder value, and emphasizing performance-based compensation. The Compensation Committee has determined that our compensation program should be comprised of three primary components (base salary, short-term cash incentive awards and long-term incentive awards) in order to cultivate long-term value creation without unnecessary risk, reward the successful execution of our business strategy, and create an ownership culture.
An overview of the three primary components of our 2023 executive compensation program is set forth below.
Compensation Element	Form	Objectives
Base Salary Fixed, Short-Term	Cash	• Attract and retain high quality executives to drive our success • Align with external competitive level and internal parity for each role, responsibility, and experience
Short-term Incentive At-risk, short-term (annual)	Cash	• Reward for our overall and business area financial results • Align actual pay-out based on achievement of our overall and business area performance goals
Long-term Incentive At-risk, medium to long-term	Equity, including: Service RSUs Stock Options Performance RSUs
• Reward for our future performance and align with interests of our stockholders
• Retain key executives through vesting over multi-year periods, with continued employment required through the applicable vesting date
• Incentivize achievement of pre-established objectives tied to Economic Adjusted EBITDA and Contract Sales

[1]
Information in this Proxy Statement includes discussion of financial metrics that are not calculated in accordance with U.S. GAAP, including Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales. Please see Appendix A for additional information and a reconciliation of certain of these measures to financial measures derived in accordance with U.S. GAAP.

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Executive Compensation Practices
General. The Compensation Committee has adopted a number of overall executive compensation practices and policies, all of which the Compensation Committee believes to represent sound overall governance of executive compensation.
What We Do (Best Practices)	What We Don’t Do (Best Practices)

✔ Executive sessions without management
 ✔ Independent compensation consultant
 ✔ Significant percentage of pay “at risk”
 ✔ Significant use of equity-based pay
 ✔ Three-year vesting on service-based equity awards
 ✔ Multi-year performance periods on performance-based equity awards
 ✔ Capped incentive opportunities
 ✔ Clawback policy
 ✔ Robust stock ownership requirements (including a holding period after retirement)
 ✔ Efficient use of equity

x Excessive severance
x Automatic single-trigger equity acceleration for change in control, if the awards are assumed in the transaction
x Excise tax gross-ups
x Option repricing or buyouts
x Provide for reload awards
x Pay dividends or dividend equivalents on unvested awards

Factors Considered in Setting Compensation. In reviewing and approving the components of our executive compensation program, the Compensation Committee works with Pearl Meyer and select members of executive management, and considers the following key factors in totality:
•	the Compensation Committee’s determinations as to our compensation philosophy and program design;
•	the performance of HGV’s business and our executive officers;
•	the results of our say-on-pay advisory vote;
•	internal pay equity among the HGV leadership team;
•	executive retention and succession planning;
•
the objective of aligning stockholder interests by having a significant portion of compensation comprised of long-term equity-based awards, including a meaningful portion of which is performance-based;

•	the views and recommendations of select members of executive management; and
•	the views and recommendations of Pearl Meyer, including external market data provided by Pearl Meyer.
Role of the Compensation Committee. The Compensation Committee establishes the overall executive compensation philosophy and strategy, sets and approves compensation for our NEOs, and approves all incentive plan designs, goals, and awards affecting executive officers, including our NEOs. The Compensation Committee also approves all equity compensation plans and awards. In performing its role, the Compensation Committee receives input from the CEO, select members of executive management, and Pearl Meyer.
Role of Management. The CEO, Chief Human Resources Officer, and General Counsel routinely provide information, advice, and recommendations to the Compensation Committee. Other members of executive management, as well as senior management, may be called upon to provide information to the Compensation Committee from time to time. The Compensation Committee regularly meets in executive session without members of executive management present, and members of executive management are not present for discussions regarding his specific compensation.
Role of the Independent Compensation Consultant. Pearl Meyer reports to, and is directed by, the Compensation Committee. Pearl Meyer routinely provides information, advice, and recommendations to the Compensation Committee on matters pertaining to executive and non-employee director compensation.
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In selecting Pearl Meyer, the Compensation Committee considered the independence factors prescribed by applicable regulations and concluded that none of the work provided by Pearl Meyer raised any conflict of interest and, accordingly, determined Pearl Meyer met the independence criteria. Pearl Meyer provides no services to HGV other than compensation consulting services described above.
Peer Group Comparisons. The Compensation Committee annually reviews and approves any peer group that will be used for executive compensation benchmarking in consultation with its independent compensation consultant and considers the benchmark data as one of many factors when making pay determinations. Pearl Meyer used the following peer group, which was approved by the Compensation Committee in May 2021, to make compensation recommendations for 2023. The Compensation Committee reviewed Pearl Meyer’s recommendations and used the 2023 peer group data in setting compensation for 2023.
Boyd Gaming Corporation	Norwegian Cruise Line Holdings Ltd.
Caesars Entertainment, Inc.	Park Hotels & Resorts Inc.
Darden Restaurants, Inc.	Penn National Gaming, Inc.
Host Hotels & Resorts, Inc.	Royal Caribbean Group
Hyatt Hotels Corporation	Travel + Leisure Co.
Marriott Vacations Worldwide Corp.	Vail Resorts Inc.
Say on Pay Vote. Each year, HGV provides stockholders with a say-on-pay advisory vote on our executive compensation program for our NEOs. At the 2023 annual meeting of stockholders, approximately 92% of the votes cast for the say-on-pay proposal were in favor of our NEO executive compensation program and policies. Accordingly, the Compensation Committee determined that the say on pay vote did not necessitate substantive changes to our NEO executive compensation program. To the extent there is any significant vote against our NEO executive compensation program at the Annual Meeting or future meetings of stockholders, the Compensation Committee will consider the impact of such vote on its future executive compensation policies and decisions.
2023 NEO Compensation Structure
	Short-Term Incentive Opportunity				Long-Term Incentive Opportunity
Name	Base Salary	%Salary (Target)	$Value (Target)	Target Total Cash	%Salary (Target)	$Value (Target)	Target Total Direct
Mark D. Wang	$1,100,000	150%	$ 1,650,000	$ 2,750,000	500%	$ 5,500,000	$8,250,000
Daniel J. Mathewes	$650,000	125%	$812,500	$ 1,462,500	250%	$ 1,625,000	$3,087,500
Gordon S. Gurnik	$650,000	125%	$812,500	$ 1,462,500	250%	$ 1,625,000	$3,087,500
Charles R. Corbin	$525,000	100%	$525,000	$ 1,050,000	200%	$ 1,050,000	$2,100,000
Pablo Brizi	$475,000	100%	$475,000	$950,000	200%	$950,000	$1,900,000
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Our compensation structure reflects the desired pay-for-performance orientation with an emphasis on long-term, equity-based incentive compensation opportunities tied to stockholder value creation, as evidenced by the following mix.

Base Salary
In February 2023, the Compensation Committee reviewed and set the base salaries for our NEOs for 2023 and, as discussed above under “Key 2023 Compensation Committee Actions”, did not increase base salaries for our NEOs other than for Mr. Brizi. His salary was adjusted to more closely align with market pay levels of similarly-situated executive officers among our peer group companies.
Name	2023 Base Salary	2022 Base Salary
Mark D. Wang	$1,100,000	$1,100,000
Daniel J. Mathewes	$650,000	$650,000
Gordon S. Gurnik	$650,000	$650,000
Charles R. Corbin	$525,000	$525,000
Pablo Brizi	$475,000	$450,000
Short-Term Incentive Compensation
Annual Cash Incentive Program for 2023. The Compensation Committee approved the 2023 annual cash incentive program which rewards participants for their contributions towards specific annual, short-term financial and operational goals that are tied to the overall HGV strategy and stockholder return. It is designed to motivate participants to focus on strategic business results and initiatives. Each participant’s annual cash incentive award opportunity is based on a combination of corporate and objectively measurable individual performance objectives (as more fully described below) and is expressed as a percentage of the individual participant’s base salary in effect at fiscal year-end. Threshold, target and maximum annual cash incentive opportunities for our NEOs are approved annually by the Compensation Committee based on peer group benchmark data, the scope and impact the participant has on HGV’s overall results, and input from Pearl Meyer as appropriate. The annual cash incentive opportunities as a percentage of base salary for our NEOs remained the same from 2022 to 2023. In 2023, the Compensation Committee approved our annual cash incentive program design based 70% on Economic Adjusted EBITDA and 30% on objectively measurable performance metrics specific to each individual NEO.
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The threshold, target, and maximum payout levels for our NEOs as a percent of salary for the fiscal year ended December 31, 2023, as approved by the Compensation Committee, are set forth in the table below.
Name	Threshold (50% of Target)	Target	Maximum (200% of Target)
Mark D. Wang	75%	150%	300%
Daniel J. Mathewes	62.5%	125%	250%
Gordon S. Gurnik	62.5%	125%	250%
Charles R. Corbin	50%	100%	200%
Pablo Brizi	50%	100%	200%
Consistent with prior years, the Compensation Committee selected Economic Adjusted EBITDA as the corporate objective for 2023 because it is the primary measure that HGV uses internally to assess its financial performance. Individual performance objectives, as described below, are comprised primarily of quantitative, objective, and formulaic measures, such as applicable segment EBITDA, operating surplus or deficit, and cost savings. The Compensation Committee determined the individual performance objectives for our NEOs based on their respective areas of responsibilities and key functions associated with their respective roles.
Each NEO’s annual cash incentive components, weightings and key primary individual performance goals for the fiscal year ended December 31, 2023 are set forth below.
Name	Corporate Performance Objective (Economic Adjusted EBITDA(1))	Individual Performance Objectives	Primary Individual Performance Goals
Mark D. Wang	70%	30%	• Overall Revenue (15%) • Continue to develop HGV’s ESG Strategy and Long-Term Vision (15%)
Daniel J. Mathewes	70%	30%	• Overall Company EBITDA Margin (15%) • Cash Flow Conversion Rate (15%)
Gordon S. Gurnik	70%	30%	• Overall Company Contract Sales (15%) • Net Owner Growth (15%)
Charles R. Corbin	70%	30%	• Compliance program review and assessment (15%) • Risk management (15%)
Pablo Brizi	70%	30%	• Continue to develop HGV’s ESG Strategy and Long-Term Vision (15%) • Continue to develop Company-wide Talent Review & Succession Planning Process (15%)
Following the completion of the fiscal year, the corporate and individual performance objectives of our annual cash incentive program is assessed and rated based on the level of achievement. Our NEOs’ actual annual cash incentive awards are calculated by (i) multiplying each participant’s base salary by his target award opportunity and (ii) adjusting such result by an achievement factor based on the combined achievement of the corporate and the applicable individual performance objectives. The Compensation Committee assesses the achievement of individual performance objectives and the achievement factor adjustment with respect to Mr. Wang and calculates and approves his annual cash incentive award. Mr. Wang and the chief human resources officer assess the achievement of individual performance objectives and the achievement factor for the other NEOs and calculate the annual cash incentive awards. The Compensation Committee then reviews and evaluates the information provided by Mr. Wang and the HGV compensation department and, with any appropriate adjustments, approves the appropriate annual cash incentive awards payable to our other NEOs. As noted previously, our NEOs are not present for discussions regarding their specific annual cash incentive award.
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Actual Results for 2023
The corporate and specific individual objectives and actual performance results under the annual cash incentive program for the fiscal year ended December 31, 2023 are set forth in the tables below:
Corporate Performance Objective and Achievement
Economic Adjusted EBITDA(1)
Threshold	$939.3
Target(2)	$1,095.0 - $1,115.0
Maximum	$1,215.6
Actual Performance(3)	$1,025.7
2023 Payout	78%
(1)	Dollars in millions.
(2)	Flat payout at target for performance within the specified range.
(3)	For actual performance between the threshold, target and maximum levels, the resulting payout percentage is adjusted on a linear basis.
Corporate Performance Objective Payout (70%)
Name	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award	2023 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$1,155,000	78%	$900,900
Daniel J. Mathewes	$568,750	78%	$443,625
Gordon S. Gurnik	$568,750	78%	$443,625
Charles R. Corbin	$367,500	78%	$286,650
Pablo Brizi	$332,500	78%	$259,350
Individual Performance Objectives Payout (30%)
Name	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award	2023 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$495,000	136.5%	$675,675
Daniel J. Mathewes	$243,750	92.5%	$225,469
Gordon S. Gurnik	$243,750	0%	$—
Charles R. Corbin	$157,500	151.5%	$238,613
Pablo Brizi	$142,500	200%	$285,000
Total Payout (Corporate and Individual Performance Objectives) (100%)
Name	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award	2023 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$1,650,000	95.55%	$1,576,575
Daniel J. Mathewes	$812,500	82.35%	$669,094
Gordon S. Gurnik	$812,500	54.60%	$443,625
Charles R. Corbin	$525,000	100.05%	$525,263
Pablo Brizi	$475,000	114.60%	$544,350
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Long-Term Incentive Compensation
Long-Term Incentive Compensation Program for 2023. Long-term incentive compensation for 2023 was awarded under our stockholder-approved 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”) and, going forward, will be awarded under our stockholder-approved 2023 Omnibus Incentive Plan. Long-term incentive compensation provides an opportunity for certain employees, including our NEOs, to increase their ownership interest in HGV through grants of equity- based awards and further align their interests with our performance and, accordingly, our stockholders’ interests. Under the 2017 Incentive Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, other equity-based awards, other cash-based awards and performance compensation awards. Each NEO’s target long-term incentive opportunity is approved annually by the Compensation Committee based on peer group benchmark data and the scope, impact the executive has on HGV’s overall results, and appropriate input from Pearl Meyer. The Compensation Committee believes that a significant portion of our long-term incentive compensation for our CEO and other NEOs should be in the form of Performance RSUs with appropriate performance metrics aligned with HGV’s long-term business goals and to further align the interests of our executives with the interests of our stockholders. As discussed above, the Compensation Committee determined that 35% of the long-term incentive compensation awarded to our CEO and 25% awarded to our other NEOs would be in the form of Performance RSUs, along with 50% Service RSUs (40% for our CEO) and 25% stock options. Accordingly, more than 50% of the LTI value is at-risk as it is based on performance conditions, specifically either (i) Company performance as measured by Economic Adjusted EBITDA and Contract Sales, or (ii) the appreciation of the value of the Company’s stock. The Compensation Committee determined that this design was in the best long-term interests of our stockholders and further aligns executive pay with performance.
In 2023, the Compensation Committee granted long-term incentive awards to our NEOs based on the mix and weighting set forth in the chart below.
Award Type	Weighting	Vesting	Value Tied To
Service RSUs	50% (40% for CEO) of total award	Vest over three years in equal annual installments	Stock price
Stock Options	25% of total award	Vest over three years in equal annual installments, with a 10-year expiration from the date of grant	Stock price appreciation
Performance RSUs	25% (35% for CEO) of total award	Vest at the end of a three-year period in an amount based on the level of performance achieved	Economic Adjusted EBITDA Targets (50%) Contract Sales Targets (50%)
Level of Achievement	Percentage of Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
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The Compensation Committee approved the following LTI awards for the NEOs:
	LTI Value ($)	Stock Options (#)(1)	RSUs (#)(1)	PSUs (#)(2)
Mark D. Wang	$5,500,000	55,488	44,770	39,173
Daniel J. Mathewes	$1,625,000	16,394	16,534	8,267
Gordon S. Gurnik	$1,625,000	16,394	16,534	8,267
Charles R. Corbin	$1,050,000	10,593	10,683	5,341
Pablo Brizi	$950,000	9,584	9,666	4,833
(1)	Ratably vest over three years, subject to the executive’s continued employment with the Company with certain exceptions as provided in the 2017 Incentive Plan and applicable award agreement.
(2)
Cliff vest based on the level of achievement of pre-established performance metrics following a 3-year performance period commencing January 1, 2023 and ending December 31, 2025, subject to the executive’s continued employment with the Company with certain exceptions as provided in the 2017 Incentive Plan and applicable award agreement.

2023 Performance RSUs. The Compensation Committee determined that Economic Adjusted EBITDA and Contract Sales are appropriate performance measures for the Performance RSUs because they align executive management’s interests with our stockholders’ interests and incentivize executive management to achieve the Company’s long-term strategic goals and aligns with objective metrics commonly used by industry peers and comparable publicly-traded companies. We have not disclosed the specific targets for Economic Adjusted EBITDA and Contract Sales for the 2023 Performance RSUs as those internal targets are highly confidential. Disclosing the specific Economic Adjusted EBITDA and Contract Sales targets would provide competitors and third parties with insights into our internal planning processes, which might allow our competitors to predict certain business strategies and cause us competitive harm if known in the marketplace. In general, and in keeping with the best interests of our stockholders, the Compensation Committee sets Economic Adjusted EBITDA and Contract Sales targets from year to year that it believes to be challenging, but attainable in the absence of significant deterioration in macroeconomic or broader industry conditions, or other materially adverse conditions or events that are beyond our control, such as COVID-19. The performance period commenced on January 1, 2023 and ends on December 31, 2025. Following the conclusion of the applicable performance period, the Compensation Committee will determine the number, if any, of Performance RSUs earned based on the level of achievement of the performance measures shown below. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis.
Payout of 2022 Performance RSUs
Pursuant to the terms of the 2022 Performance RSUs, the NEO could earn between 0% and 200% of target based on the level of achievement of pre-established goals related to Contract Sales and Economic Adjusted EBITDA over the performance period commencing January 1, 2022 and ending December 31, 2023, as described in the table below. As previously disclosed in the proxy statement for the 2022 annual meeting of stockholders, the Compensation Committee decided on a two-year period of performance for the 2022 Performance RSUs due to difficulty in setting multi-year financial targets as a result of the continuing uncertainty from COVID-19’s impact on the Company’s business at the time such awards were granted.
Performance Metric	Threshold	Target	Maximum	Actual
Contract Sales	$3,950.4M	$4,647.5M	$5,344.7M	$4,691.0M
Economic Adjusted EBITDA	$1,430.4M	$1,682.8M	$1,935.3M	$2,076.0M
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Based on such actual performance measured as of December 31, 2023, the 2022 Performance RSUs were earned at 153.1% of target. Accordingly, the following shares of common stock were issued in February 2024 in settlement of the 2023 Performance RSUs:
Shares of Common Stock (#)
Mark D. Wang	63,501
Daniel J. Mathewes	16,081
Gordon S. Gurnik	16,926
Charles R. Corbin	11,393
Pablo Brizi	9,374
Payout of Diamond Acquisition Incentive Awards
Pursuant to the terms of the Diamond Acquisition Incentive Awards, the NEOs could earn between 0% and 200% of target based on the level of achievement of pre-established performance goals relating to run rate cost savings (weighted 67%) and combined company, post-acquisition Adjusted EBITDA (weighted 33%) following a two and one-half year performance period commencing on August 2, 2021, the closing date of the Diamond Acquisition, and ending December 31, 2023, subject to the NEO’s continued employment with the Company.
Performance Metric	Threshold	Target	Maximum	Actual
Run Rate Cost Savings	$106M	$125M	$144M	$152M
Adjusted EBITDA	$901M	$1,060M	$1,219M	$1,026M
Based on such actual performance measured as of December 31, 2023, the Diamond Acquisition Incentive Awards were earned at 163.4% of target. Accordingly, the following shares of common stock were issued in February 2024 in settlement of the Diamond Acquisition Incentive Awards:
Shares of Common Stock (#)
Mark D. Wang	121,728
Daniel J. Mathewes	68,979
Gordon S. Gurnik	68,979
Charles R. Corbin	68,979
Pablo Brizi	48,689
Target vs. Realizable CEO Compensation
As illustrated above, a significant portion of our CEO’s compensation opportunity is “at risk” and tied to our corporate performance goals. Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation to “realizable” compensation, after considering actual performance.
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Demonstrating our compensation program’s strong tie to performance, our CEO’s 2022 realizable compensation was slightly below target, and his 2023 realizable compensation was slightly above target.

For the purposes of the chart, target compensation includes base salary, target short-term annual incentive award, and the target grant date value (computed in accordance with FASB ASC Topic 718) of RSUs and stock option components of the long-term incentive awards granted in each of 2022 and 2023. Realizable compensation includes annual base salary earned and actual annual short-term incentive payouts for each of 2022 and 2023 and the intrinsic value of RSUs and stock options granted in each of 2022 and 2023 (in each case as of December 31, 2023, based on our closing stock price on such date). The target compensation reflected in the table does not include the target value of PSUs, as these awards are settled based on our actual performance over the applicable performance periods, nor does it include the realizable value of PSUs granted in 2022 and 2023, as the respective performance periods have not yet been completed. The actual payout amounts related to such PSUs may be substantially higher or lower than target depending on our actual financial performance for the remainder of the measurement periods. This table and the total realizable pay reported in this table provide supplemental information regarding the compensation paid to our CEO in 2022 and 2023 and should not be viewed as a substitute for the Summary Compensation Table or any other compensation related information that is required to be discussed in this proxy statement.
Other Benefits and Perquisites
HGV provides a package of benefits to our NEOs that include customary benefits as well as limited perquisites. Executives are eligible for benefits that include group health, dental, disability and basic life insurance, our employee stock purchase plan, and opportunities to participate in HGV’s retirement savings plans, as described in more detail below under “Key Executive Compensation Policies — Retirement Savings Benefits”. Our NEOs are eligible to participate in these plans on the same basis as all other employees. In addition, HGV provides limited perquisites for our NEOs, including rooms, food and beverage and other on-site services for the NEOs and family members traveling with the NEO at all HGV branded properties, automobile allowances; and annual executive physical examinations beyond those covered by HGV’s general health care plans. HGV also provides a social club membership for the Chief Executive Officer.
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In late 2022, we commenced a corporate aircraft program to provide an efficient, flexible, safe, secure and cost-effective means for our management to conduct business travel, especially as we continued to expand our geographical presence, including locations that are not as easily accessible by commercial airlines. Accordingly, we have adopted a written policy that sets forth guidelines and procedures regarding the use of our corporate aircraft. Under the terms of our policy, starting in 2023, the Chief Executive Officer and his guests may use our corporate aircraft for non-business purposes up to 50 hours per calendar year. Our other NEOs are not permitted to use our corporate aircraft for non-business purposes. The Chief Executive Officer incurs taxable income, calculated in accordance with the Standard Industry Fare Level rates, for all personal use of our corporate aircraft. We do not reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.
The value of the NEOs’ perquisites and other personal benefits, including a description of how we calculate the aggregate incremental cost of the Chief Executive Officer’s personal use of our corporate aircraft, are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes.
Key Executive Compensation Policies, Risk Considerations and Benefits
Stock Ownership Policy. We have adopted an executive stock ownership policy applicable to our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of March 9, 2017 and the date he or she first becomes subject to the stock ownership policy:
•	Chief Executive Officer — 5 times base salary; and
•	NEOs and certain other senior officers — 3 times base salary.
As of December 31, 2023, each of our NEOs satisfied the executive stock ownership requirement. For purposes of this requirement, an executive officer’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the executive or a family member, time-vesting restricted stock and restricted stock unit awards that have not yet vested, and shares held under a deferral or similar plan. Once the level of stock ownership satisfies the applicable guideline, ownership of the guideline amount is expected to be maintained for as long as the individual is subject to this Policy. Declines in the stock price will not affect compliance with the stock ownership policy as long as executives continue to hold the number of shares held at the time compliance was initially achieved. In addition, the Stock Ownership Policy includes a 12-month holding period for certain equity awards in the event of a retirement by NEOs.
Clawback Policy. We maintain a clawback policy that complies with the applicable listing standards of The New York Stock Exchange (the “NYSE”) and Rule 10D-1 under the Securities Exchange Act of 1934. In the event of a restatement of the reported financial results of HGV or any of its segments due to material non-compliance with financial reporting requirements, the Compensation Committee will recover reasonably promptly the amount of all erroneously awarded compensation received by an executive officer during the covered period (within the meaning of such terms as provided in the NYSE listing standards).
Equity Award Granting Policy. The annual grant of stock-based awards to our NEOs is generally made on the date of the first or second regularly scheduled Compensation Committee meeting of the calendar year (typically held in the first quarter) subject to any change at the discretion of the Compensation Committee. In addition to annual awards, other grants may be awarded at other times (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is determined based on the fair market value of a share of common stock on the grant date. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.
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Risk Considerations. The Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoids inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:
•	balances fixed versus at-risk compensation;
•	balances short-term cash and long-term equity incentive compensation;
•
provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including HGV’s stock price, HGV’s overall financial performance and the achievement of specific business area goals;

•	caps the executives’ incentive compensation opportunities;
•	provides the Compensation Committee with discretion to reduce the annual incentive amount awarded;
•	requires stock ownership levels;
•	provides for a clawback of the executive’s compensation in specified circumstances; and
•	prohibits pledging and hedging of Company stock.
Retirement Savings Benefits. HGV maintains a tax-qualified 401(k) plan, under which HGV may match 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation. In addition to the 401(k) plan, HGV also offered the NEOs and senior management the opportunity to supplement their retirement and other tax-deferred savings through the Executive Deferred Compensation Plan, which offers the opportunity for retirement and tax-deferred savings (the “EDCP”). The EDCP includes a Company contribution feature. If a participant makes a base salary deferral election and/or a bonus deferral election equal to or greater than five percent (5%), then the Company will credit to his or her account an amount equal to four percent (4%) of his or her respective base salary and/or bonus compensation from the Company in excess of the dollar limitation in effect for the plan year under Section 401(a)(17) of the Internal Revenue Code, subject to certain rules provided in the EDCP. The EDCP does not provide any above- market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.
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2024 EXECUTIVE COMPENSATION HIGHLIGHTS
In March 2024, the Compensation Committee approved transaction incentive awards (“Transaction Incentive Awards”) in connection with the Company’s acquisition of Bluegreen Vacations Holding Corporation (the “Bluegreen Acquisition”) consisting of Performance RSUs and performance-based cash awards (the “Performance Cash Awards”) for certain executive officers and employees, including the named executive officers listed below. The Performance RSUs and the Performance Cash Awards comprise 60% and 40%, respectively, of the Transaction Incentive Awards for each applicable recipient, as follows:
	Transaction Incentive Award Value ($)	Performance RSUs (#)(1)	Performance Cash Awards ($)(2)
Mark D. Wang	$3,750,000	50,767	$1,500,000
Daniel J. Mathewes	$2,000,000	27,075	$800,000
Gordon Gurnik	$2,000,000	27,075	$800,000
Charles R. Corbin	$2,500,000	33,844	$1,000,000
Pablo Brizi	$1,750,000	23,691	$700,000
(1)
The Performance RSUs vest based on the level of achievement of pre-established performance goals relating to run rate cost savings (weighted 50%) and Adjusted EBITDA (weighted 50%) following a 2-year performance period commencing on January 17, 2024 and ending on December 31, 2025, subject to the executive’s continued employment with the Company (with certain customary exceptions as provided in the 2023 Plan and applicable award agreement).

(2)
The Performance Cash Award vests and is payable based on the level of achievement of pre-established performance goals relating to run rate cost savings following an 18-month performance period commencing on January 17 2024, and ending on June 30, 2025, except that fifty percent (50%) of the Performance Cash Award is eligible to vest and be payable on September 30, 2024, if certain run rate cost savings goals are achieved by such date. The foregoing vesting and payment of the Performance Cash Award is subject to the executive’s continued employment with the Company at the applicable vesting date (with certain customary exceptions as provided in the 2023 Plan and applicable award agreement).

In March 2024, the Compensation Committee also approved (i) an increase to Mr. Wang’s base salary (from $1,100,000 to $1,200,000) and short-term annual cash-based bonus opportunity and (ii) adjustments to Messrs. Corbin’s and Brizi’s targets for short-term annual cash-based bonus and long-term equity-based award opportunities. Each of the foregoing adjustments related to short-term annual cash-based bonus and long-term equity-based award opportunities are within the permissible ranges for target values previously approved by the Compensation Committee as part of the Hilton Grand Vacations Inc. Incentive Program.
AGREEMENTS WITH EXECUTIVE OFFICERS
None of our NEOs has an employment agreement. However, we have entered into severance agreements with each of our NEOs. The Compensation Committee believes that carefully structured severance agreements are necessary to attract and retain talent, and that severance agreements allow executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Compensation Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, we have entered into a severance agreement (each, a “Severance Agreement”) with each of Messrs. Wang, Mathewes, Gurnik, Corbin and Brizi (each an “Executive” and collectively the “Executives”). Under the terms of each Severance Agreement, if the Executive is terminated by the Company without “cause”, or if the Executive terminates his employment for “good reason” (each, a “qualifying termination”) (including, but not limited to, a qualifying termination within 24 months after a change in control), then, he or she will be eligible to receive a severance payment amount determined based on the employee’s position and then-current base salary and target bonus. In the case of Mr. Wang, his Severance Agreement includes certain additional bases of “good reason”, including, without limitation, Mr. Wang not being the most senior executive officer of HGV, the failure to nominate him to the Board or his removal from the Board.
In addition, prior to any termination by HGV for “cause”, Mr. Wang is entitled to receive prior written notice and an opportunity to discuss the basis of such finding by the Board prior to its vote to terminate him for “cause”, as well as a cure period for certain types of “cause”. Severance payments are conditioned upon the Executive’s execution and non-revocation of a release of claims against HGV, continued compliance with certain restrictive
Hilton Grand Vacations	45	2024 PROXY STATEMENT

covenants for a period of 24 months following termination, and compliance with indefinite covenants covering confidentiality and non-disparagement.
Under the terms of the Severance Agreements, upon a qualifying termination, each Executive will be eligible to receive a severance payment amount (the “severance amount”) equal to the sum of (a) 2.5 times his annual base salary and his target bonus, in the case of Mr. Wang, and (b) 2.0 times his annual base salary and his target bonus, in the case of the other Executives. In addition, upon a qualifying termination, each Executive will be entitled to receive certain accrued and earned, but unpaid, remuneration due to the Executive through the termination date, including, without limitation, accrued salary, earned bonus, and reimbursable expenses. Each Executive is also entitled to certain continued health and welfare benefits following a qualifying termination.
Each Executive will also be entitled to the same level of severance as described above upon a qualifying termination in connection with a change in control, except that severance may be reduced if doing so would result in the Executive realizing a better after-tax result following the imposition of any applicable parachute-tax provisions under Code Section 4999.
Each Executive’s rights with respect to any equity awards granted to him under the 2017 Incentive Plan, including, without limitation, any accelerated vesting or similar benefits, will be determined in accordance with the 2017 Incentive Plan and applicable award agreements. However, in the case of Mr. Wang, in the event of a termination of his employment due to a qualifying termination and a change in control has not occurred, (i) any portion of any equity awards granted to Mr. Wang under the 2017 Incentive Plan that would have vested within 24 months from the termination date of a qualifying termination, in accordance with the original terms of the existing equity award agreements, will accelerate and vest immediately as of such termination date; (ii) with respect to any portion of the equity awards granted to Mr. Wang under the 2017 Incentive Plan that are stock options and that have vested in accordance with their original terms or in accordance with the terms of clause (i), Mr. Wang shall be entitled to exercise any vested stock options for a period ending on the earlier of (A) the expiration of the original term of such applicable stock option or (B) 24 months from such termination date; and (iii) any restricted stock units or other similar equity awards granted to Mr. Wang under the 2017 Incentive Plan that have vested in accordance with the terms of clause (i) shall be paid within 70 days following such termination date to the extent required by Code Section 409A. The foregoing provisions applicable to Mr. Wang will deem to amend any existing equity award agreements applicable to him and will also be reflected in any future equity award agreements that HGV enters into with Mr. Wang.
Hilton Grand Vacations	46	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by or paid to each of our NEOs for the fiscal years indicated.
Name	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Mark D. Wang President and Chief Executive Officer	2023	$1,100,000	$4,124,959	$2,726,680	$1,576,575	$266,387	$9,794,601
	2022	$1,097,115	$3,918,719	$2,601,266	$2,953,500	$38,245	$10,608,845
	2021	$950,000	$8,699,972	$5,459,995	$2,319,232	$26,066	$17,455,265
Daniel J. Mathewes Senior Executive Vice President and Chief Financial Officer	2023	$650,000	$1,218,721	$805,601	$669,094	$37,305	$3,380,721
	2022	$650,000	$1,389,364	$922,275	$1,510,438	$29,917	$4,501,994
	2021	$571,192	$3,349,955	$1,580,512	$1,445,067	$27,389	$6,974,115
Gordon S. Gurnik Senior Executive Vice President and Chief Operating Officer	2023	$650,000	$1,218,721	$805,601	$443,625	$34,131	$3,152,078
	2022	$650,000	$1,462,421	$970,774	$1,309,344	$25,430	$4,417,969
	2021	$566,923	$3,051,839	$1,294,932	$1,160,894	$10,000	$6,084,588
Charles R. Corbin Executive Vice President and Chief Legal Officer	2023	$525,000	$787,419	$520,540	$525,263	$32,559	$2,390,781
	2022	$524,085	$984,353	$653,414	$1,018,500	$19,884	$3,200,236
	2021	$477,405	$2,953,155	$1,200,414	$811,589	$10,000	$5,452,563
Pablo Brizi(8) Executive Vice President Chief Human Resources Officer & Corporate Affairs	2023	$474,519	$712,481	$470,958	$544,350	$27,491	$2,229,799
	2022	$450,000	$809,933	$537,678	$900,000	$46,572	$2,744,183
	2021	$419,231	$2,099,932	$862,090	$822,427	$39,299	$4,242,979
(1)	Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under HGV’s employee benefit plans.
(2)
Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. For Performance RSUs, the grant date fair value is calculated using the target number of Performance RSUs awarded to each NEO, which was the assumed probable outcome as of the grant date. Assuming, instead, the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the awards would have been as follows:

Name	2023	2022	2021
Mark D. Wang	$3,850,000	$3,657,500	$3,800,000
Daniel J. Mathewes	$812,500	$926,250	$1,100,000
Gordon S. Gurnik	$812,500	$975,000	$901,250
Charles R. Corbin	$525,000	$656,250	$835,459
Pablo Brizi	$475,000	$540,000	$600,000
(3)	Reflects actual amounts paid under our annual cash incentive program.
(4)	All Other Compensation for 2023 is set forth in the table below. The value of perquisites and other personal benefits reflects the aggregate incremental cost to the Company of providing the benefit.
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All Other Compensation for 2023(a)
Name	401(k) Match Contribution ($)	Recurring Perquisites and Other Benefits ($)(b)(c)	Tax Gross- Ups ($)(d)	Total ($)
Mark D. Wang	$13,200	$246,883	$6,304	$266,387
Daniel J. Mathewes	$13,200	$24,105	—	$37,305
Gordon S. Gurnik	$13,200	$20,931	—	$34,131
Charles R. Corbin	$13,200	$19,359	—	$32,559
Pablo Brizi	$—	$27,491	—	$27,491
(a)	None of the compensation included in the table is grossed up for tax purposes unless so indicated in the table.
(b)
Includes: (i) for each NEO, an automobile expense allowance of $10,000; (ii) for Messrs. Mathewes, Gurnik, Corbin and Brizi, lodging and vacation benefits (which includes rooms, food and beverage and other on-site services for the executive officer and family members traveling with the executive officer at all HGV branded properties, which benefit is fully taxable to the executive officer) of $10,132, $7,051, $5,129, $12,650, respectively; (iii) for Mr. Wang, reimbursement of social club membership fees of $17,981; (iv) for Messrs. Wang, Mathewes, Gurnik, Corbin, and Brizi the cost of an executive physical of $5,000, $3,973, $3,880, $4,230, $4,841, respectively; and (v) for Mr. Wang, the aggregate incremental cost of his personal use of our corporate aircraft of $213,902

(c)
The cost of the vacation benefits is determined by using the fair market value of the services. The incremental cost of Mr. Wang’s personal use of the corporate aircraft is determined based on the variable operating costs to the Company, which includes (i) landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because the aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep.

(d)	Reflects a tax gross-up related to the reimbursement of Mr. Wang’s social club membership fees referred to in (b)(iii) above. No other NEO is entitled to this benefit.
Hilton Grand Vacations	48	2024 PROXY STATEMENT

2023 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2023. All equity awards were granted under the 2017 Incentive Plan.
			Estimate Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimate Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number or Shares of Stock of Units (#)(3)	All Other Stock Awards: Number of Securities Underlying Option (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark D. Wang	Annual Cash Incentive	—	$123,750	$1,650,000	$3,300,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2023	—	—	—	—	—	—	44,770	—	—	$2,199,998
	Stock Options	3/7/2023	—	—	—	—	—	—	—	55,488	$49.14	$1,374,993
	Performance RSUs	3/7/2023	—	—	—	19,586	39,173	78,346	—	—	—	$1,924,961
Daniel J. Mathewes	Annual Cash Incentive	—	$60,938	$812,500	$1,625,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2023	—	—	—	—	—	—	16,534			$812,481
	Stock Options	3/7/2023	—	—	—	—	—	—	—	16,394	$49.14	$406,243
	Performance RSUs	3/7/2023	—	—	—	4,133	8,267	16,534	—	—	—	$406,240
Gordon S. Gurnik	Annual Cash Incentive	—	$60,938	$812,500	$1,625,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2023	—	—	—	—			16,534	—	—	$812,481
	Stock Options	3/7/2023	—	—	—	—			—	16,394	$49.14	$406,243
	Performance RSUs	3/7/2023	—	—	—	4,133	8,267	16,534	—	—	—	$406,240
Charles R. Corbin	Annual Cash Incentive	—	$39,375	$525,000	$1,050,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2023	—	—	—	—	—	—	10,683	—	—	$524,963
	Stock Options	3/7/2023	—	—	—	—	—	—	—	10,593	$49.14	$262,495
	Performance RSUs	3/7/2023	—	—	—	2,670	5,341	10,682	—	—	—	$262,457
Pablo Brizi	Annual Cash Incentive	—	$35,625	$475,000	$950,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2023	—	—	—	—	—	—	9,666	—	—	$474,987
	Stock Options	3/7/2023	—	—	—	—	—	—	—	9,584	$49.14	$237,492
	Performance RSUs	3/7/2023	—	—	—	2,416	4,833	9,666	—	—	—	$237,494
(1)
Reflects the possible payouts of cash incentive compensation under our annual cash incentive program. Amounts reported in the “Threshold” column assume that there is no payout under the Economic Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the individual performance objective that has been assigned the lowest weighting.

(2)
As described in further detail under ‘’Compensation Discussion and Analysis-2023 Executive Compensation Design and Decisions-Long-Term Incentive Compensation”, the Performance RSUs granted in 2023 have a 3-year performance period ending December 31, 2025 and vest, as to 50% of the awards, based on Economic Adjusted EBITDA and, as to 50% of the awards, based on Contract Sales. Threshold assumes that 50% of the total Performance RSUs awarded vest, and maximum assumes that 200% of the total Performance RSUs awarded vest.

(3)	Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.
(4)
Stock options vest in three equal annual installments beginning on the first anniversary of the grant date. The stock options have an exercise price per share equal to the closing price of HGV’s common stock as reported on the NYSE on the date of grant.

(5)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 19 (“Share- Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The stock options have a weighted average exercise price per share equal to $49.14, computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The grant date fair value of the Performance RSUs was computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions as of the grant date.

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OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2023.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Subscripted(6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
Mark D. Wang						—	—	—	—
	2/10/2015(1)	46,388	—	$26.17	2/10/2025	—	—	—	—
	2/18/2016(1)	73,286	—	$18.69	2/18/2026	—	—	—	—
	3/9/2017	190,813	—	$28.30	3/9/2027	—	—	—	—
	3/7/2018	48,906	—	$46.62	3/7/2028	—	—	—	—
	3/5/2019	61,838	—	$33.32	3/5/2029	—	—	—	—
	3/3/2020	83,150		$25.80	3/3/2030			—	—
	3/22/2021	95,237	47,620	$38.22	3/22/2031	33,142	$1,331,646	—	—
	8/2/2021					121,728(5)	$4,891,031
	3/7/2022	19,666	39,333	$44.09	3/7/2032	31,603	$1,269,809
	—					63,501(5)	$2,551,470
	3/7/2023	—	55,488	$49.14	3/7/2033	44,770	$1,798,859	39,173(8)	$1,573,971
Daniel J. Mathewes	3/5/2019	23,342	—	$33.32	3/5/2029	—	—	—	—
	3/3/2020	31,386		$25.80	3/3/2030			—	—
	3/22/2021	27,568	13,785	$38.22	3/22/2031	9,594	$385,487	—	—
	8/2/2021					68,979(5)	$2,771,576
	3/7/2022	6,972	13,946	$44.09	3/7/2032	14,006	$562,761
	—					16,081(5)	$646,135
	3/7/2023	—	16,394	$49.14	3/7/2033	16,534	$664,336	8,267(8)	$332,168
Gordon S. Gurnik	3/5/2019	24,410	—	$33.32	3/5/2029	—	—	—	—
	3/3/2020	32,822		$25.80	3/3/2030			—	—
	3/22/2021	22,587	11,294	$38.22	3/22/2031	7,861	$315,855	—	—
	8/2/2021					68,979(5)	$2,771,576
	3/7/2022	7,339	14,679	$44.09	3/7/2032	14,743	$592,374
	—					16,926(5)	$680,087
	3/7/2023	—	16,394	$49.14	3/7/2033	16,534	$664,336	8,267(8)	$332,168
Charles R. Corbin	2/10/2015	6,755	—	$26.17	2/10/2025	—	—	—	—
	3/9/2017	31,802	—	$28.30	3/9/2027	—	—	—	—
	3/7/2018	11,930	—	$46.62	3/7/2028	—	—	—	—
	5/10/2018	6,365	—	$39.87	5/10/2028	—	—	—	—
	3/5/2019	22,628	—	$33.32	3/5/2029	—	—	—	—
	3/3/2020	30,426		$25.80	3/3/2030			—	—
	3/22/2021	20,938	10,470	$38.22	3/22/2031	7,287	$292,792	—	—
	8/2/2021					68,979(5)	$2,771,576
	3/7/2022	4,939	9,881	$44.09	3/7/2032	9,923	$398,706
	—					11,393(5)	$457,771
	3/7/2023		10,593	$49.14	3/7/2033	10,683	$429,243	5,341(8)	$214,601
Pablo Brizi	3/22/2021	15,037	7,519	$38.22	3/22/2031	5,233	$210,262	—	—
	8/2/2021					48,689(5)	$1,956,324
	3/7/2022	4,064	8,131	$44.09	3/7/2032	8,165	$328,070
	—					9,374(5)	$376,647
	3/7/2023	—	9,584	$49.14	3/7/2033	9,666	$388,380	4,833(8)	$194,190
(1)	Reflects outstanding stock options granted prior to the completion of our spin-off on January 3, 2017, from Hilton Worldwide, as-converted in connection with the spin-off.
Hilton Grand Vacations	50	2024 PROXY STATEMENT

(2)	Stock options vest in three equal annual installments beginning on the first anniversary of the grant date.
(3)	For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Termination or Change in Control”.
(4)	The 2021, 2022 and 2023 Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)
Reflects the actual number of 2022 Performance RSUs earned and settled in shares of common stock following the Compensation Committee’s certification of performance achievement in February 2024. For additional information regarding the 2022 Performance RSUs, see the Compensation Discussion and Analysis.

(6)	Amounts reported are based on the closing price of HGV’s common stock on the NYSE on December 29, 2023 ($40.18).
(7)
Reflects the actual number of Diamond Acquisition Incentive Awards earned and settled in shares of common stock following the Compensation Committee’s certification of performance achievement in February 2024. For additional information regarding the Diamond Acquisition Incentive Awards, see the Compensation Discussion and Analysis.

(8)
Performance RSUs granted in 2023 vest according to the level of achievement of targets related to Economic Adjusted EBITDA and Contract Sales at the end of a 3-year performance period. In the table above, the number and market value of the 2023 Performance RSUs reported reflect an assumed level of achievement of target performance goals based on the Company’s performance as of December 31, 2023. The actual number of Performance RSUs that will be earned is not yet determinable.

2023 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding awards that were exercised or that vested during 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Mark D. Wang	49,850	$1,354,255	149,323	$6,897,641
Daniel J. Mathewes	—	—	45,095	$2,089,392
Gordon S. Gurnik	—	—	39,420	$1,832,165
Charles R. Corbin	—	—	34,671	$1,606,462
Pablo Brizi	—	—	29,352	$1,302,463
(1)	Includes shares received from the vesting of Service RSUs.
(2)	The dollar amounts shown are determined by multiplying the number of shares that vested by the per share closing price of HGV’s common stock on the NYSE on the vesting date.
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2023 NONQUALIFIED DEFERRED COMPENSATION
During 2023, we offered to our executives, including all of the NEOs, the opportunity to participate in the Company’s Executive Deferred Compensation Plan (the “EDCP”). The table below provides information as of December 31, 2023 for those NEOs who participated in the EDCP.
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Mark D. Wang	—	—	—	—	—
EDCP	$145,538	—	$30,451	—	$312,655
Prior EDCP	—	—	$137,200	—	$1,007,212
Daniel J. Mathewes	$53,500	—	$19,759	—	$123,210
Gordon S. Gurnik	—	—	—	—	—
Charles R. Corbin	—	—	—	—	—
Pablo Brizi	—	—	—	—	—
(1)	The amount in this column is included in the “Salary” column for 2023 in the Summary Compensation Table.
(2)
Amounts in this column are not reported as compensation for fiscal year 2023 in the Summary Compensation Table since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under HGV’s 401(k) plan. Of the available investment options, the one-year rate of return during 2023 ranged from 4.72% to 36.74%.

(3)
Pursuant to the terms of the prior EDCP, the Diamond Acquisition resulted in a required distribution of account balances under the prior EDCP in accordance with its terms. The balance remaining in Mr. Wang’s account reflects the amount contributed by Mr. Wang prior to effective date of Section 409A of the Internal Revenue Code (the “grandfathered amount”). Mr. Wang’s grandfathered amount was not subject to the mandatory distribution requirement in connection with the closing of the Diamond Acquisition. Of the total in this column listed for Mr. Wang, $217,404 was previously reported for 2020-2021 in the Summary Compensation Table.

Deferral elections are made by eligible employees in the calendar year preceding the year compensation is earned. Participants’ may make elective deferral contributions with respect to base salary and/or bonuses. The EDCP also provides that for each plan year, if a participant makes a base salary deferral election and/or a bonus deferral election equal to or greater than five percent (5%), then the Company will credit to his or her account an amount equal to four percent (4%) of his or her respective base salary and/or bonus compensation from the Company in excess of the dollar limitation in effect for the plan year under Section 401(a)(17) of the Internal Revenue Code, subject to certain rules provided in the EDCP. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts.
The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.
Upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in his deferred compensation account before he or she otherwise would have been eligible. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of 2 to 5 years.
Hilton Grand Vacations	52	2024 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
General
The following table describes the potential payments and benefits that would have been payable to our NEOs under our existing plans and agreements, assuming (1) a termination of employment and/or (2) a change in control occurred, in each case, on December 31, 2023. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs.
Because the disclosures in the following table assume the occurrence of a termination of employment or a change in control as of a particular date and under a particular set of circumstances (and therefore make a number of important assumptions), the actual amount to be paid to each of our NEOs upon such termination or change in control may vary significantly from the amounts included in the table. Factors that could affect these amounts include the timing during the year of any such event, whether the acquiror in a change in control transaction assumes or issues substitute awards to replace outstanding equity awards, the continued availability of benefit policies at similar prices, and the type of, and the circumstances surrounding, any termination event that may occur. Please refer to the footnotes following the below table for certain of these important assumptions and factors. In addition, the receipt of severance payments and other benefits by our NEOs are subject to certain conditions, including compliance with non-compete and other provisions, time period over which such payments and benefits are to be received, and other conditions and limitations, as more fully described in the footnotes. See also “Severance Agreements” for additional discussion of any such conditions and limitations and “—Equity Awards” below.
Name	Qualifying Termination Without CIC(1) ($)	Qualifying Termination Following CIC(1) ($)	CIC Without Qualifying Termination(3) ($)	Death or Disability(3) ($)	Retirement(3) ($)
Mark D. Wang
Cash Severance(1)(2)(3)	$6,875,000	$6,875,000	$—	$1,650,000	$—
Equity Awards(4)	$5,467,973	$6,067,619	$6,067,619	$5,017,826	$6,067,619
Continuation of Health and Welfare Benefits(5)	$18,481	$18,481
Life Insurance Benefits(6)	$2,165	$2,165
Total Value of Benefits	$12,363,619	$12,963,265	$6,067,619	$6,667,826	$6,067,619
Daniel J. Mathewes
Cash Severance(1)(2)(3)	$2,925,000	$2,925,000	$—	$812,500	$—
Equity Awards(4)	$—	$1,971,771	$1,971,771	$1,750,224	$1,971,771
Continuation of Health and Welfare Benefits(5)	$29,190	$29,190
Life Insurance Benefits(6)	$1,949	$1,949
Total Value of Benefits	$2,956,139	$4,927,910	$1,971,771	$2,562,724	$1,971,771
Gordon S. Gurnik
Cash Severance(1)(2)(3)	$2,925,000	$2,925,000	$—	$812,500	$—
Equity Awards(4)	$—	$1,926,869	$1,926,869	$1,705,323	$1,926,869
Continuation of Health and Welfare Benefits(5)	$25,403	$25,403
Life Insurance Benefits(6)	$1,949	$1,949
Total Value of Benefits	$2,952,351	$4,879,221	$1,926,869	$2,517,823	$1,926,869
Charles R. Corbin
Cash Severance(1)(2)(3)	$2,100,000	$2,100,000	$—	$525,000	$—
Equity Awards(4)	$—	$1,355,863	$1,355,863	$1,212,730	$1,355,863
Continuation of Health and Welfare Benefits(5)	$21,259	$21,259
Life Insurance Benefits(6)	$910	$910
Total Value of Benefits	$2,122,169	$3,478,032	$1,355,863	$1,737,730	$1,355,863
Pablo Brizi
Cash Severance(1)(2)(3)	$1,900,000	$1,900,000	$—	$475,000	$—
Equity Awards(4)	$—	$1,135,639	$1,135,639	$1,006,120	$1,135,639
Continuation of Health and Welfare Benefits(5)	$29,190	$29,190
Life Insurance Benefits(6)	$1,199	$1,199
Total Value of Benefits	$1,930,389	$3,066,028	$1,135,639	$1,481,120	$1,135,639
(1)
Under the applicable Severance Agreements for our NEOs, a “qualifying termination” means a termination of employment either by HGV without “cause” or by the executive for “good reason”, each as defined in the applicable Severance Agreement. An executive is not deemed to have experienced a qualifying

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termination as a result of (a) his death or disability or (b) solely as a result of a change in control (“change in control” or “CIC”). Under the applicable Severance Agreement, in the event of a qualifying termination (either without a change in control or within 24 months of a change in control), each NEO would have been entitled to receive a cash severance amount equal to 2.5 times (in the case of Mr. Wang) or 2.0 times (in the case of the other NEOs) the sum of the executive’s annual base salary at the rate in effect at the time of such termination and annual target cash incentive award under the short-term incentive plan for the year in which such termination occurs. The NEO also would be entitled to a pro rata bonus for the year in which his qualifying termination occurred. In addition, each NEO is entitled to receive certain accrued amounts (which are not considered severance payments and include, among other things, accrued but unpaid salary, cash payment for accrued but unused vacation, unreimbursed expenses, and annual bonus for the preceding year if the termination occurs after the end of such year but before such bonus is paid). This table does not include any amount representing the pro rata bonus for 2023 as the full bonus year would have been completed as of December 31, 2023. With respect to the treatment of outstanding equity awards in the event of a “qualifying termination” without a change in control or a “qualifying termination” following a change in control, see note (4) below.
(2)
Under the applicable Severance Agreements for our NEOs, in the event of a change in control without a “qualifying termination”, no NEO is entitled to receive any cash severance payments or other severance benefits described in note (1) above or notes (5) and (6) below. With respect to the treatment of outstanding equity awards in the event of a change in control without a “qualifying termination”, see note (4) below.

(3)
Under the applicable Severance Agreements for our NEOs, no NEO is entitled to receive any cash severance payments or other severance benefits described in note (1) above or notes (5) and (6) below if the NEO’s employment is terminated by reason of his death or disability, or his retirement. However, the NEO is entitled to receive the accrued amounts described in note (1) above. With respect to the treatment of outstanding equity awards in the event of a death or disability, or upon retirement, see note (4) below.

(4)
Amounts represent the value of the acceleration of any unvested Performance RSUs, Service RSUs, and stock options, assuming the acceleration occurred on December 31, 2023 and are based on the closing price of HGV’s common stock on the NYSE on December 29, 2023, which was $40.18 per share. Amounts do not include the value of any (a) Converted PSAs, Converted Service RSUs or Converted Stock Options as they were fully vested as of December 31, 2023, or (b) any Service RSUs and stock options to the extent they were vested as of December 31, 2023.

*Service RSUs:
○
If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” (as such terms are defined in the applicable Service RSU award agreement) without a change in control, all unvested Service RSUs will terminate, except in the case of Mr. Wang only, if he has a qualifying termination (as defined in his Severance Agreement) and a change in control has not occurred, any portion of a Service RSU that would have vested within 24 months of termination will immediately vest. Accordingly, the amounts in this table for Mr. Wang include those portions of his unvested Service RSUs that would have vested through December 31, 2023.

○	If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” within 12 months following a change in control, all unvested Service RSUs will immediately vest.
○
In the event of a change in control without a termination of employment, if the successor or surviving company in such change in control does not assume or substitute for the Service RSUs on substantially similar terms or with substantially equivalent economic benefits, then all unvested Service RSUs will immediately vest. For the purposes of this table only, we have assumed that the outstanding unvested Service RSUs were not assumed by the acquiror and, therefore, fully vested in connection with such change in control on December 31, 2023.

○	If the NEO’s employment is terminated due to the executive’s death or disability, then all unvested Service RSUs will immediately vest.
○
If the NEO’s employment is terminated by reason of his qualifying “retirement”, then the Service RSUs will continue to vest following the termination date in accordance with the original vesting schedule, subject to the NEO’s compliance with certain restrictive covenants (provided that the date of grant of the Service RSUs was at least 6 months prior to the date of the NEO’s retirement). The amounts reflected in the table assume, for purposes of this table only, that in the case of the applicable NEO’s retirement, all of outstanding unvested Service RSUs fully vested at December 31, 2023. See “Equity Awards” below. As of December 31, 2023, Mr. Wang and Mr. Corbin were the only NEOs eligible for a qualifying retirement.

*Stock options:
○
If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” (as such terms are defined in the applicable stock option award agreement) without a change in control, all unvested stock options will terminate and any vested stock options will be exercisable for a period of 90 days, except in the case of Mr. Wang only, if he has a qualifying termination (as defined in his Severance Agreement) and a change in control has not occurred, any portion of stock options that would have vested within 24 months of termination will immediately vest and Mr. Wang will be entitled to exercise all vested stock options for a period ending on the earlier of the expiration of the original term of the stock option or 24 months from the termination date. Accordingly, the amounts in this table for Mr. Wang include those portions of his unvested stock options that would have vested through December 31, 2023.

○
If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” within 12 months following a change in control, all unvested stock options will immediately vest and become exercisable until the earlier of the expiration of the options or 90 days after the termination date.

○
In the event of a change in control without a termination of employment, if the successor or surviving company in such change in control does not assume or substitute for the stock options on substantially similar terms or with substantially equivalent economic benefits, then all unvested stock options will immediately vest and become exercisable. For the purposes of this table only, we have assumed that the outstanding stock options were not assumed by the acquiror and, therefore, fully vested in connection with such change in control on December 31, 2023.

○	If the NEO’s employment is terminated due to the executive’s death or disability, then all unvested options will immediately vest and become exercisable.
○
If the NEO’s employment is terminated by reason of his qualifying “retirement”, then the unvested portion of the stock options will continue to vest following the termination date in accordance with the original vesting schedule, subject to the NEO’s compliance with certain restrictive covenants (provided that the date of grant of the stock options was at least 6 months prior to the date of the NEO’s retirement). The amounts reflected in the table assume, for purposes of this table only, that in the case of the applicable NEO’s retirement, all of outstanding unvested stock options fully vested on December 31, 2023. See “Equity Awards” above. As noted above, as of December 31, 2023, Mr. Wang and Mr. Corbin were the only NEOs eligible for a qualifying retirement.

○
In the table above, amounts as they relate to stock options reported reflect the “spread”, or difference between the exercise price and closing price of HGV’s common stock on the NYSE as of December 29, 2023. For the purpose of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

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*Performance RSUs:
○
If the NEO’s employment is terminated by HGV ‘’without cause or by the NEO for “good reason” (as such terms are defined in the applicable Performance RSU award agreement) without a change in control, any unvested Performance RSUs will terminate (unless otherwise provided by the Compensation Committee). In the case of Mr. Wang only, if he has a qualifying termination (as defined in his Severance Agreement) and a change in control has not occurred, a prorated portion of the Performance RSUs will immediately vest at a target level of performance, with the proration based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to a total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs.

○
If the NEO’s employment is terminated by HGV ‘’without cause or by the NEO for “good reason” within 12 months following a change in control, the Performance RSUs will immediately vest at actual performance, or at target if performance cannot reasonably be assessed. For the purposes of this table only, we have assumed that the Performances RSUs vested at target on December 31, 2023.

○
In the event of a change in control without a termination of employment, if the successor or surviving company in such change in control does not assume or substitute for the Performance RSUs on substantially similar terms or with substantially equivalent economic benefits, then the Performance RSUs will immediately vest at target. For the purposes of this table only, we have assumed that the outstanding Performance RSUs were not assumed by the acquiror and, therefore, fully vested in connection with such change in control on December 31, 2023 at target.

○
If the NEO’s employment is terminated due to the executive’s death or disability, then a prorated portion of the Performance RSUs will immediately vest at a target level of performance, with the proration based on the number of days in the vesting period that have elapsed prior to termination. For the purposes of this table only, we have assumed such proration through December 31, 2023.

○
If the NEO’s employment is terminated by reason of his qualifying “retirement”, then the Performance RSUs will remain outstanding and eligible to vest following the conclusion of the applicable performance period based on achievement of applicable performance goals, and subject to the NEO’s compliance with certain restrictive covenants (provided that the date of grant of the Performance RSUs was at least 6 months prior to the date of the NEO’s retirement). The amounts reflected in the table assume, for purposes of this table only, that in the case of the applicable NEO’s retirement, the Performance RSUs vested at target on December 31, 2023. See “Equity Awards” above. As noted above, as of December 31, 2023, Mr. Wang and Mr. Corbin were the only NEOs who were eligible for a qualifying retirement.

(5)
Under the applicable Severance Agreements for our NEOs, upon a “qualifying termination”, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 18 months following the date of termination.

(6)
Under the applicable Severance Agreements for our NEOs, upon a “qualifying termination”, to the extent HGV provides the executive’s life insurance coverage immediately prior to the qualifying termination and this coverage is eligible for post-termination continuation or conversion to an individual policy, each NEO is entitled to receive a cash payment equal to the amount required to continue such coverage as an individual policy for a period of 12 months following the termination date (and, if HGV deems necessary or advisable, to convert such coverage to an individual policy), payable in a single lump sum within 60 days following the termination date.

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Equity Awards
Our equity awards generally provide for non-solicit and non-compete covenants during employment and post- termination for (i) the later of one year post-termination or the last date any portion of the award is eligible to vest following the participant’s termination, (ii) the last date any portion of the award is eligible to vest following the participant’s retirement, or (iii) the last date any portion of the award is eligible to vest, in each case, in addition to other intellectual property, confidentiality and non-disparagement covenants. Each of our executives’ equity-based awards is subject to HGV’s Clawback Policy. Additional termination provisions are outlined in the table below. The table below does not address any of the Converted PSAs, Converted Service RSUs or Converted Stock Options as all such awards are fully-vested.
Award Type	Termination Provisions for Unvested Shares
Service RSUs
• Termination without “Cause” (as defined in the 2017 Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) without a change in control: Forfeit unvested(1)
• Termination without “Cause” (as defined in the 2017 Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest
• Change in control without termination: Immediately vest if not assumed by the acquiror in the transaction
• Death or disability: Immediately vest
• Retirement: Continue to vest based on the original vesting schedule so long as no restrictive covenant violation occurs(2)
• Other reasons: Forfeit unvested(3)

Award	Termination Provisions for Unvested Shares
Stock Options
• Termination without “Cause” (as defined in the 2017 Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) without a change in control: Forfeit unvested(1)
• Termination without “Cause” (as defined in the 2017 Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter(4)
• Change in control without termination: Immediately vest if not assumed by the acquiror in the transaction
• Death or disability: Immediately vest and become exercisable; remain exercisable for one year thereafter(4)
• Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the original expiration date, so long as no restrictive covenant violation occurs(2)(4)
• Other reasons: Forfeit unvested; vested options will remain exercisable for 90 days thereafter except as noted in the notes(3)(4)

Performance RSUs
• Termination without “Cause” (as defined in the 2017 Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) without a change in control: Forfeit unvested(1)
• Termination without “Cause” (as defined in the 2017 Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest(5)
• Change in control without termination: Immediately vest at target if not assumed by the acquiror in the transaction
• Death or disability: Prorated portion will immediately vest at target(6)
• Retirement: Award will remain outstanding and eligible to vest at the end of the performance period based on actual performance so long as no restrictive covenant violation occurs(2)
• Other reasons: Forfeit unvested(3)

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(1)
Termination without “Cause” or for “Good Reason” without a change in control or termination for any other reason not covered otherwise in this table generally results in forfeiture of all unvested equity awards. However, pursuant to Mr. Wang’s Severance Agreement, upon a “qualifying termination” (other than in connection with a change in control), any portion of an equity award granted to Mr. Wang that would have vested within 24 months from Mr. Wang’s termination date will accelerate and vest immediately as of the termination date. Pursuant to the foregoing sentence, Mr. Wang’s Performance RSUs will vest immediately based on the target number of Performance RSUs prorated based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to a total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs. In addition, Mr. Wang will be entitled to exercise any vested options for a period ending on the earlier of (a) the expiration of the original term of the applicable option or (b) 24 months from the termination date.

(2)
For continued vesting to occur, retirement must occur on a date that is six months after the grant date of the award. In addition, continued vesting only applies if retirement occurs after having achieved both 55 years or older and at least ten (10) years of aggregate service to HGV (which includes service to Hilton Worldwide prior to the January 2017 spin-off).

(3)
Upon termination for cause, all unvested Service RSUs and Performance RSUs terminate immediately. In addition, all vested and unvested options terminate immediately. The option exercise period will also expire immediately upon the occurrence of a restricted covenant violation.

(4)	Options do not remain exercisable later than the original expiration date.
(5)
Number of Performance RSUs will vest based on actual performance through the termination date, as determined by the Compensation Committee, or at a target level of performance if the measurement of actual performance cannot be reasonably assessed.

(6)	Prorated based on the number of days in the vesting period that have elapsed prior to termination.
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mark D. Wang, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
During 2023, our last completed fiscal year, there has been no change to our employee population or employee compensation arrangements which we reasonably believe would significantly affect our pay ratio disclosure. As a result, we have used the same median employee identified in 2022. Our median employee is a full-time hourly employee, with annual total compensation for the 12-month period ended December 31, 2023 in the amount of $51,911.23, calculated in accordance with the requirements of the Summary Compensation Table. With respect to the annual total compensation of Mr. Wang, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement.
Based on this information, for 2023, our CEO’s annual total compensation was 189 times that of the annual total compensation of our median employee.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
The methodology and the material assumptions, adjustments, and estimates that we used to identify the “median employee” are described below.
•
We determined that, as of October 1, 2022, our employee population consisted of approximately 14,637 individuals working at our parent company and consolidated subsidiaries. We selected October 1, 2022, which is within the last three months of 2022, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

•
Of our 14,637 employees, 11,993 are U.S. employees and 2,644 are non-U.S. employees. Under the de minimis exemption, we excluded the following number of employees from each of the following jurisdictions: 9 employees from Austria, 2 employees from Korea, 566 employees from Mexico, 1 employee from Greece, 15 employees from Italy, 1 employee from Malta, 36 employees from Portugal, and 98 employees from Sint Maarten, which represent in the aggregate less than 5% of our total employees who are non-U.S. employees. No more than 5% of our employees are located in any of the foregoing non-U.S. jurisdictions.

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•
We identified a consistently applied compensation measure, which would provide a picture of the annual compensation of our employees. For our consistently applied compensation measure, we used total cash compensation—a combination of salary/overtime (paid on an hourly, weekly, biweekly or monthly basis) plus a variety of other cash-based incentive pay (including commissions, bonuses and other types of production-based pay typical for their respective positions) received by the employees in our identified population.

•
Given our multiple payroll systems and diverse global workforce, we measured compensation for our employees using the 12-month period ending September 30, 2022. In making this determination, we annualized the compensation of all permanent employees included in the population who were hired during the period, but who did not work for us for the entire 12 months. We did not make any cost-of-living adjustments.

•
The HGV workforce is paid in seven currencies throughout the world. To identify our median employee, we applied an average local currency to U.S. dollar exchange rate using the average monthly currency exchange rate as of September 30, 2022 to the cash compensation paid in foreign currency.

•	To identify the median employee from our employee population, we ranked our employees, excluding the CEO, high to low based on our employees’ total cash compensation.
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PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid”, or “CAP”, to our named executive officers and certain financial performance metrics. For information concerning the Company’s philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis – 2023 Executive Compensation and Decisions”.
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid for PEO(1)(3) (c)	Average Summary Compensation Table Total for Non- PEO Named Executive Officers(2) (d)	Average Compensation Actually Paid for Non- PEO Named Executive Officers(2)(3) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (h)	Economic Adjusted EBITDA(5) (j)
					Company TSR (f)	Peer Group TSR(4) (g)
2023	$9,794,601	$6,730,057	$2,788,345	$2,021,738	$104.26	$136.09	$313M	$1,026M
2022	$10,608,845	$7,231,251	$3,713,962	$3,209,375	$73.96	$79.94	$352M	$1,049M
2021	$17,455,265	$24,438,040	$5,320,316	$7,288,365	$166.22	$111.49	$176M	$640M
2020	$6,956,774	$2,576,295	$2,103,890	$1,526,890	$91.16	$101.75	$(201)M	$106M
(1)	The principal executive officer (the “PEO”) for each of 2023, 2022, 2021 and 2020 is Mr. Wang.
(2)	The non-PEO named executive officers (the “non-PEO NEOs”) for each applicable year include the following individuals:
2022 and 2023:	Messrs. Mathewes, Gurnik, Corbin, and Brizi.
2021:
Messrs. Mathewes, Gurnik, Corbin and Brizi, as well as Mr. DeLorenzo and Mr. Stan R. Soroka. Effective as of August 2, 2021, Messrs. DeLorenzo and Soroka were no longer “executive officers” within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended. Mr. Soroka separated from the Company effective December 31, 2022.

2020:
Messrs. Mathewes and Corbin, as well as Mr. DeLorenzo, Ms. Sherri A. Silver, and Ms. Barbara L. Hollkamp. Ms. Silver and Ms. Hollkamp separated from the Company effective as of August 3, 2021 and July 31, 2020, respectively.

(3)
The dollar amounts reported in columns (c) and (e) represent the “compensation actually paid”, or “CAP”, to the PEO and the Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs, respectively, during the applicable year. To calculate CAP for the PEO and average CAP for the Non-PEO NEOs, the following amounts were deducted from and added to Summary Compensation Table total compensation:

PEO Equity Component of CAP(a)
	Subtracted:	Added:				Subtracted:	Added:
	Grant Date Fair Value of Awards Granted in the Year($)(b)	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)(c)(d)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)(c)(d)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)(c)(d)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)(c)(d)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)(c)(d)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$6,851,639	$4,321,739	$(1,508,215)	$0	$973,571	$0	$0	$(3,064,544)
2022	$6,519,985	$5,897,247	$(2,712,140)	$0	$(42,716)	$0	$0	$(3,377,594)
2021	$14,159,967	$18,293,765	$2,108,590	$0	$740,387	$0	$0	$6,982,775
2020	$5,171,691	$2,642,054	$(38,010)	$0	$(1,812,832)	$0	$0	$(4,380,479)
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Non-PEO NEO Equity Component of CAP(a)
	Subtracted:	Added:				Subtracted:	Added:
	Average Grant Date Fair Value of Awards Granted in the Year($)(b)	Average Year End Fair Value of Unvested Equity Awards Granted in the Year ($)(c)(d)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)(c)(d)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)(c)(d)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)(c)(d)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)(c)(d)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	$1,635,011	$1,031,297	$(578,316)	$0	$415,423	$0	$0	$(766,607)
2022	$1,932,553	$1,612,586	$(146,092)	$0	$(38,529)	$0	$0	$(504,588)
2021	$3,674,324	$4,781,582	$608,065	$0	$252,726	$0	$0	$1,968,049
2020	$1,063,275	$780,684	$(6,821)	$0	$(287,589)	$0	$0	$(577,000)
(a)	There are no pension benefits for the PEO or the Non-PEO NEOs.
(b)	Represents the grant date fair value of equity-based awards granted each year.
(c)
The fair value of the stock options was determined using the Black Scholes model, which is consistent with the fair value methodology used to account for share-based payments in our financial statements. The assumptions used in calculating the fair value of the stock options did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable years.

(d)
The fair value of the Service RSUs was determined based on the stock price on the applicable valuation dates. The fair value of the Performance RSUs and the Diamond Acquisition Incentive Awards was determined based on the probable outcome of the performance condition and the stock price on the applicable valuation dates. The assumptions used in calculating the fair value of the Service RSUs, the Performance RSUs and the Diamond Acquisition Incentive Awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year, except that the fair value calculations of (i) the 2021 Performance RSUs and the Diamond Acquisition Incentive Awards as of December 31, 2022 and 2021, assumed a payout between target and maximum performance, which was the probable outcome of the applicable performance conditions as of December 31, 2022 and 2021, respectively, and (ii) the 2022 Performance RSUs as of December 31, 2022 assumed a payout at maximum performance, which was the probable outcome of the applicable performance conditions as of December 31, 2022, in each case compared to the grant date fair value calculations of such Performance RSUs, which assumed a payout at target. The fair value calculation used herein is consistent with the fair value methodology used to account for share- based payments in our financial statements.

(4)
The peer group that we used for purposes of this disclosure is the Dow Jones US Travel & Leisure Total Return Index GICS Level 2(DJUSGCT), the same index used for our performance graph disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

(5)	Our company selected measure is Economic Adjusted EBITDA, which is calculated as described in Appendix A in this proxy statement.
Required Tabular Disclosure of Most Important Measures used by the Company to link CAP to the Company’s NEOs for 2022
Economic Adjusted EBITDA
Contract Sales
Cash Flow Conversion
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Description of Relationships
CAP versus TSR and Peer Group TSR

PEO CAP vs. TSR
$24M
$17M
$11M
$10M
$7M
$3M
$7M
$7M
180
160
140
120
100
80
60
40
20
0
2020
2021
2022
2023
SCT - PEO
CAP - PEO
TSR (HGV)
TSR (Index)

Non-PEO NEO Average CAP vs. TSR
$2M
$2M
$5M
$7M
$4M
$3M
$3M
$2M
180
160
140
120
100
80
60
40
20
0
2020
2021
2022
2023
SCT - Non-PEO
CAP - Non-PEO
TSR (HGV)
TSR (Index)

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CAP versus Net Income

PEO CAP vs. Net Income
$400M
$300M
$200M
$100M
$M
-$100M
-$200M
-$300M
$7M
$3M
$17M
$24M
$11M
$7M
$10M
$7M
2020
2021
2022
2023
SCT - PEO
CAP - PEO
Net Income

Non-PEO NEO Average CAP vs. Net Income
$2M
$2M
$5M
$7M
$4M
$3M
$3M
$2M
$400M
$300M
$200M
$100M
$M
-$100M
-$200M
-$300M
2020
2021
2022
2023
SCT - Non-PEO
CAP - Non-PEO
Net Income

Hilton Grand Vacations	62	2024 PROXY STATEMENT

CAP versus Economic Adjusted EBITDA

PEO CAP vs. Economic Adjusted EBITDA
$1200M
$1000M
$800M
$600M
$400M
$200M
$M
$7M
$3M
$17M
$24M
$11M
$7M
$10M
$7M
2020
2021
2022
2023
SCT - PEO
CAP - PEO
Economic Adjusted EBITDA

Non-PEO NEO Average CAP vs. Economic Adjusted EBITDA
$1200M
$1000M
$800M
$600M
$400M
$200M
$M
$2M
$2M
$5M
$7M
$4M
$3M
$3M
$2M
2020
2021
2022
2023
SCT - Non-PEO
CAP - Non-PEO
Economic Adjusted EBITDA

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 31, 2023, none of the members of the Compensation Committee was an officer, or employee, or former officer of HGV. No member of the Compensation Committee has or had any relationship with HGV that is required to be disclosed as a transaction with a related party. Since the establishment of our Compensation Committee, none of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board.
OWNERSHIP OF SECURITIES
The following table shows information as of the record date, unless otherwise indicated, regarding the beneficial ownership of HGV’s common stock by: (i) each person that HGV believes beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of filings with the SEC; (ii) each director; (iii) each named executive officer set forth under “Compensation Disclosure and Analysis—Our Named Executive Officers”; and (iv) all directors and executive officers as a group. Currently, all of our executive officers are also our named executive officers. As of the record date, 104,744,787 shares of HGV’s common stock were issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, all persons named as beneficial owners of HGV common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839.
Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock Outstanding
PRINCIPAL STOCKHOLDERS:
Apollo Global Management(1)	30,295,825	28.9%
BlackRock, Inc.(2)	9,201,980	8.8%
The Vanguard Group, Inc.(3)	7,468,146	7.1%
CAS Investment Partners, LLC(4)	6,768,920	6.5%
Hill Path Capital Partners II L.P.(5)	6,509,913	6.2%
North Peak Capital Management, LLC(6)	6,108,916	5.8%
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Mark D. Wang(7)	1,288,784	1.2%
Daniel J. Mathewes(7)	231,724	*
Gordon S. Gurnik(7)	247,460	*
Charles R. Corbin(7)	252,469	*
Pablo Brizi(7)	91,447	*
Leonard A. Potter(8)	90,597	*
Brenda J. Bacon(8)	36,022	*
David W. Johnson(8)	70,747	*
Mark H. Lazarus(8)	30,597	*
Pamela H. Patsley(8)	30,597	*
Paul W. Whetsell(8)	35,597	*
David Sambur(9)	—	—
Alex van Hoek(9)	—	—
Directors and executive officers as a group (13 persons)(10)	2,406,041	2.3%
*	Represents less than 1%.
(1)
Based on the Schedule 13D filed on August 11, 2021 jointly by AP Dakota Co-Invest, L.P., AP VIII Dakota Holdings Borrower, L.P., AP Dakota Co-Invest GP, LLC, AP VIII Dakota Holdings Borrower GP, LLC, AP VIII Dakota Holdings, L.P., Apollo Advisors VIII, L.P., Apollo Capital Management VIII, LLC, APH

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Holdings, L.P., and Apollo Principal Holdings III GP, Ltd. (collectively, the “Apollo Investors”). The Apollo Investors beneficially own in the aggregate 30,295,825 shares in which the Apollo Investors have has shared voting power and shared dispositive power. The address of the principal office of AP Dakota Co-Invest L.P., AP Dakota Co-Invest GP, LLC, Apollo Advisors VIII, L.P., Apollo Capital Management VIII, LLC and APH Holdings, L.P. is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of the principal office of AP VIII Dakota Holdings Borrower, L.P., AP VIII Dakota Holdings Borrower GP, LLC, and AP VIII Dakota Holdings, L.P. is c/o Apollo Management Holdings, L.P., 9 West 57th Street, New York, NY 10019. The address of the principal business office of Apollo Principal Holdings III GP Ltd. is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008.
(2)
Based on the Schedule 13G/A filed on January 25, 2024 by BlackRock, Inc. Consists of 8,992,088 shares of common stock in which BlackRock, Inc. has sole voting power and 9,201,980 shares of common stock in which BlackRock, Inc. has sole dispositive power. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)
Based on the Schedule 13G/A filed on February 13, 2024, by The Vanguard Group, Inc. (“Vanguard”). Consists of 162,142 shares in which Vanguard has shared voting power, 7,225,807 shares in which Vanguard has sole dispositive power, and 242,339 shares in which Vanguard has shared dispositive power. The address of Vanguard is PO Box 2600, Valley Forge, PA 19482.

(4)
Based on the Schedule 13G/A filed on February 14, 2024, by CAS Investment Partners, LLC and Clifford Sosin. Clifford Sosin is the Managing Member of CAS Investment Partners, LLC, and CAS Investment Partners, LLC is the investment manager of CSWR Partners, LP and Sosin Master, LP, in which the shares are held. As a result, CAS Investment Partners, LLC and Clifford Sosin possess the power to vote and dispose or direct the disposition of all the shares owned by the Sosin Master, LP and CSWR Partners, LP. The address of the reporting persons is 135 E 57th Street, Suite 18-108, New York, NY 10022.

(5)
Based on the Schedule 13G/A filed February 14, 2023 by Hill Path Capital Partners II LP, Hill Path Capital Partners II GP LLC, Hill Path Investment Holdings II LLC, Hill Path Capital Partners III LP, Hill Path Capital Partners III GP LLC, Hill Path Investment Holdings III LLC, Hill Path Capital LP, Hill Path Holdings LLC and Scott I. Ross. Each entity and Mr. Ross has sole voting and sole dispositive power with respect to the shares he or it beneficially owns. The address of the reporting persons is 150 East 58th Street, 33rd Floor, New York, New York 10155.

(6)
Based on the Schedule 13G/A filed on February 13, 2024 by North Peak Capital Management, LLC (“North Peak Management”), North Peak Capital GP, LLC, North Peak Capital Partners, LP, North Peak Capital Partners II, LP, North Peak Special Opportunity Partners II, LLC, North Peak Capital Alpha Fund, LP, North Peak Capital Ultra Fund, LP, Jeremy S. Kahan and Michael K. Kahan. Each reporting person has shared voting and shared dispositive power with respect to the shares he or it beneficially owns, except North Peak Management has sole dispositive power with respect to 852,389 of the shares it beneficially owns. The address of each reporting person is c/o North Peak Capital Management, LLC, 405 Lexington Avenue, Suite 5001, New York, NY 10174.

(7)	Includes shares underlying vested options, as follows: Mr. Wang—611,057; Mr. Mathewes—101,705; Mr. Gurnik—99,961; Mr. Corbin—105,696; and, Mr. Brizi— 26,360.
(8)	Includes 4,342 restricted stock units that vest within 60 days of the record date.
(9)
Mr. Sambur and Mr. van Hoek have been designated to the Board by the Apollo Investors pursuant to the Apollo Stockholders Agreement and are employed by Apollo Global Management, Inc. or its affiliates. Mr. Sambur and Mr. van Hoek disclaim beneficial ownership of all shares of common stock beneficially owned by the Apollo Investors.

(10)	Includes an aggregate of (i) 89,169 unvested shares underlying restricted stock units, which vest within 60 days of the record date and (ii) 944,779 shares underlying vested options.
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TRANSACTIONS WITH RELATED PERSONS
STATEMENT OF POLICY REGARDING TRANSACTIONS WITH RELATED PERSONS
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which we refer to as our “related person transactions policy”, that is in conformity with the requirements for issuers having publicly held common stock listed on the NYSE. For the purposes of our related person transactions policy, (1) a “related person” is same as the definition of such term under Item 404(a) of Regulation S-K and includes, among others, security holders who beneficially own more than 5% of our common stock, and (2) a “related person transaction” means any transaction with a related person that would be reportable by us under Item 404(a) of Regulation S-K.
Our related person transactions policy requires that our Board or the Audit Committee conduct a reasonable prior review and oversight of all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with our and our stockholders’ interests in accordance with Section 314.00 of the New York Stock Exchange Listed Company Manual. Each related person transaction is required to be reviewed and approved by our Board or the Audit Committee in accordance with the terms of our related person transaction policy prior to effectiveness or consummation of the applicable transaction, provided that our Board or the Audit Committee may elect to ratify such transactions only to the extent permitted under the New York Stock Exchange Listed Company Manual and applicable sections of Regulation S-K of the Exchange Act.
Only to the extent permitted under the New York Stock Exchange Listed Company Manual and applicable sections of Regulation S-K of the Exchange Act, the General Counsel may present a related person transaction arising in the time period between meetings of our Board or the Audit Committee to its respective Chair, who shall review and may approve such related person transaction, subject to ratification by our Board or the Audit Committee at its next meeting.
Our related person transactions policy requires that directors interested in a related person transaction recuse themselves from any vote on or review of a related person transaction in which they have an interest.
Below is a discussion of certain transactions, agreements, and arrangements with our related persons.
APOLLO AGREEMENTS
Apollo Stockholders Agreement and Related Arrangements
On August 2, 2021, in connection with the consummation of the Diamond Acquisition pursuant to which the Apollo Investors acquired 30,295,825 shares of our common stock, the Company, the Apollo Investors, and, for certain limited purposes, Hilton Worldwide, entered into the Apollo Stockholders Agreement. For purposes of this section, the term “Apollo Investors” includes any affiliates of Apollo to whom the Apollo Closing Shares (defined below) may be transferred.
Board and Governance Rights
Under the Apollo Stockholders Agreement, the Apollo Investors have the right to designate two individuals (the “Apollo Designees”) to serve on our Board out of a total of nine directors. The Apollo Investors designated Messrs. David Sambur and Alex van Hoek as the Apollo Designees and such individuals were appointed to the Board effective as of August 2, 2021, as described earlier in this Proxy Statement. The Apollo Investors also have the right to designate replacements for the Apollo Designees, subject to undergoing a customary evaluation process by our Nominating and Corporate Governance Committee. If our Board increases its size, for every three additional directors added, the Apollo Investors have the right to appoint the third such director so long as the Apollo Investors (or their affiliates who have executed a joinder agreement to become party to the Apollo Stockholders Agreement)
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still own at least 23,935,707 of the aggregate number of shares of our common stock that the Apollo Investors received in the Diamond Acquisition on the closing date (such shares, the “Apollo Closing Shares”).
The Apollo Investors’ right to designate members of the Board will step down as their ownership decreases, as follows: (a) ownership below 17,951,780 of the Apollo Closing Shares, one Apollo Designee will be required to resign; and (b) ownership below 11,967,853 of the Apollo Closing Shares, the second Apollo Designee will be required to resign, and the Apollo Investors will no longer be entitled to any representation on our Board. The Apollo Investors are not permitted to “buy back” into the right to designate any Apollo Designees to our Board by acquiring shares of our common stock in the future. Accordingly, the shares are not fungible, and the Apollo Investors must retain the relevant number of shares from those received in the Diamond Acquisition at closing in order to retain their right to designate any Apollo Designees.
One Apollo Designee is entitled to serve on our Audit Committee, subject to satisfaction of all eligibility requirements (including “independence” requirements) for membership on our Audit Committee as mandated by applicable law, the rules of the New York Stock Exchange and the charter of our Audit Committee. Additionally, the Apollo Designees have observation rights and are entitled to notice of, and to attend, our Board committee meetings except when such attendance would reasonably be expected to present an actual or likely conflict of interest for the Apollo Designees in the good faith opinion of the applicable committee. At this time, neither Mr. Sambur nor Mr. van Hoek is considered independent pursuant to audit committee independence standards and, accordingly, neither currently serves on our Audit Committee.
Transfer Restrictions
Currently, the Apollo Investors may freely transfer their shares so long as such transfers (i) comply with the volume and manner of sale restrictions in Rule 144, (ii) (a) involve the transfer of less than 5% of our total outstanding stock to any person or group, and (b) are not to certain competitors of HGV or Hilton, known holders of 5% or more of our common stock or known activists, or (iii) are pursuant to an underwritten offering or a broker-facilitated block trade, in each case, so long as the Apollo Investors direct the applicable underwriter(s) or broker(s) to comply with the restrictions set forth in clause (ii) of this sentence. We have certain pre-emptive rights on transfers by the Apollo Investors.
Standstill Obligations
The Apollo Investors are subject to certain standstill obligations so long as they (i) own a number of shares equal to 5% of the total outstanding shares of our common stock or (ii) have the right to designate at least one director (later of these two dates, the “Standstill Removal Date”). Such standstill obligations include customary prohibitions on certain actions, including, without limitation, acquiring additional stock of the Company (other than under certain limited circumstances), seeking to control or influence our Board or our management, and publicly offering to acquire HGV. The standstill provisions terminate on the later of (i) the day after the next annual stockholders meeting after the Standstill Removal Date at which our directors are elected and (ii) 90 days after the Standstill Removal Date.
Voting Matters
So long as the Apollo Investors own at least 5,983,927 of the Apollo Closing Shares, they are obligated to vote all of their shares as recommended by our Board with respect to routine matters put to a vote of our stockholders (including contested or uncontested elections of directors, “say on pay” votes, approval of equity compensation plans and ratification of the selection of our auditors). As of the record date, the Apollo Investors owned at least such number of the Apollo Closing Shares. Accordingly, the Apollo Investors are obligated pursuant to the Apollo Stockholders Agreement to vote all of the Apollo Closing Shares that they owned as of the record date as recommended by our Board with respect to each of the matters described in this Proxy Statement.
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Consent Rights
So long as the Apollo Investors hold at least 11,967,853 of the Apollo Closing Shares, the consent of the Apollo Investors is required to (i) amend our certificate of incorporation or bylaws in a manner that would require stockholder approval and would materially, disproportionately and adversely affect the rights of the Apollo Investors, or (ii) increase the size of our Board to exceed twelve directors; provided, that the Apollo Investors have no such consent right for amendments to our certificate of incorporation or bylaws to adopt a “poison pill” approved by our Board.
Registration Rights
The Apollo Investors have certain customary registration rights pursuant to which they may request that we register the Apollo Closing Shares on a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), subject to standard carve-outs. In addition, the Apollo Investors have certain “piggyback” rights allowing them to participate in registered public offerings by the Company. The Apollo Investors are responsible for paying all expenses for the registration of their shares.
Pre-emptive Rights
The Apollo Investors have limited preemptive rights on certain future equity issuances by us, subject to customary carve-outs and limitations, so long as the Apollo Investors own at least 11,967,853 shares of the Apollo Closing Shares.
Confidentiality and Non-Use
Messrs. Sambur and van Hoek signed our standard confidentiality and non-use agreement in substantially the same form as signed by other directors. In addition, any Apollo Designees who serve, or have served in the preceding twelve months, on our Board are not permitted to serve on the board of directors of certain of our and Hilton’s competitors or serve on the board of directors of any Apollo entity that has a significant interest in such competitors. The Apollo Investors are also prohibited from acquiring a significant interest in such competitors that would result in such competitor becoming an affiliate of any Apollo entity.
Termination
The Apollo Stockholders Agreement will terminate when the Apollo Investors no longer own at least 5,983,927 of the Apollo Closing Shares; provided, that certain provisions have different termination dates.
Apollo Designee Director Compensation
As discussed in the director compensation table under the heading “Director Compensation for 2023” in this Proxy Statement, the annual non-employee director cash, and equity compensation that Messrs. Sambur and van Hoek would have been entitled to receive for their services pursuant to, and as contemplated by, the Apollo Stockholders Agreement was paid to an affiliate of Apollo in accordance with Apollo’s internal policies and arrangements. Accordingly, while director compensation is generally not considered to be a related party transaction as defined under Item 402 of Regulation S-K, given that the Apollo Investors owned more than 5% of our common stock following the Diamond Acquisition and such payments were technically made to an affiliate of the Apollo Investors, such arrangement is disclosed herein even if such transaction arrangement may not be deemed to be a related party transaction since it relates to standard director compensation payments. For 2023, we paid an aggregate of $520,000 to Apollo Management Holdings LP, an affiliate of Apollo, representing director compensation for Messrs. Sambur’s and van Hoek’s services on our Board, plus customary reimbursement of expenses consistent with our general expense reimbursement policy for our directors for attendance of Board and committee meetings. No other payments were made to Apollo or any affiliate in connection Messrs. Sambur’s and van Hoek’s services as directors on our Board.
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Commercial Arrangement with Apollo Affiliates
We are party to an agreement with Rackspace Technology, Inc. (“Rackspace”) for the provision of data storage services. Based on publicly available information and certain information provided to us by Apollo, Rackspace is ultimately controlled by Apollo Global Management. Since January 1, 2023, HGV has made payments of approximately $3.1 million to Rackspace under the agreement. Though we do not believe this agreement constitutes a related party transaction under the applicable SEC rules, we are disclosing it due to the shared ultimate ownership of Rackspace and the Apollo Investors.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
There is currently no pending material litigation or proceeding involving any of our directors, officer or employees for which indemnification is sought.
DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act and Other SEC rules, our directors, executive officers and beneficial owners of more than 10% of our common stock are required to file periodic reports of their ownership, and changes in their ownership, with the SEC. Based on our review of the filed reports, we identified one Section 16(a) filing, that was filed late due to an administrative oversight, during the fiscal year ended December 31, 2023. Carlos Hernandez, Senior Vice President and Chief Accounting Officer, filed a late Form 4 reporting transactions that took place on July 12, 2023.
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QUESTIONS AND ANSWERS
1.	Why am I being provided with these materials?
We have made these proxy materials available to you in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting and at any postponements or adjournments of the Annual Meeting.
2.	I only received a single sheet of paper telling me to go to a website. What does that mean?
We have chosen to rely on a SEC rule that allows us to send a one-page notice instead of a full package of proxy materials. This allows us to save significant yearly printing and mailing costs, as well as to conserve natural resources. To receive a printed copy of the proxy materials, you can choose one of the following methods to make your request:
Online:	Go to www.proxyvote.com.
Phone:	Call at 1-800-579-1639; or
Email:	Send an email to sendmaterial@proxyvote.com.
You will need to provide the 16-digit number that is printed on your Notice when accessing the proxy materials online or requesting a paper copy of the proxy materials. To facilitate timely delivery, all request for paper copies must be received no later than April 24, 2024.
3.	I received a large package with proxy materials. What is all of this?
The package contains disclosure documents consisting of the Company’s Annual Report on Form 10-K for the fiscal year ended 2023 and this Proxy Statement. In addition, you received either (i) a proxy card or (ii) a voting instruction form, depending on whether you are a record owner or a beneficial owner.
A proxy card is a document provided to “record owners” (that is, stockholders whose names the Company keeps on record as owners of the Company’s shares) by the Board. Rather than voting directly, the proxy card allows a record owner to instruct the persons named on the card as “proxies” how to vote his or her shares at the Annual Meeting.
A voting instruction form is provided for “beneficial owners” (investors who hold their shares through a broker or other financial institution) by their broker or other intermediary. Rather than voting directly, the voting instruction form allows a beneficial owner to instruct his or her broker or other financial institution how to vote his or her shares at the Annual Meeting.
4.	What is a “record” owner? What is a “beneficial” owner?
A stockholder may hold shares either (i) directly with the Company, as a record owner, or (ii) indirectly, through a broker-dealer or other financial institution, as a beneficial owner. A record owner may have an actual HGV stock certificate or his or her shares are held electronically on the records of the Company.
Beneficial owners hold their shares at their broker-dealer or other financial institution. Beneficial owners are sometimes said to be holding shares in “street name”.
5.	How do I know whether I am a record owner or a beneficial owner?
If you receive a full package of proxy materials, the card included in your proxy package will indicate if you are a record owner or beneficial owner. If the card names your broker, then you are a beneficial owner. Generally, individuals who purchased their shares through a broker are beneficial owners. The majority of U.S. investors own their securities as beneficial owners through their brokers and other financial institutions. If you are unsure how you hold your shares, contact your broker or other financial institution.
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6.	What is the difference between record and beneficial owners when voting on corporate matters?
There is no meaningful difference between record and beneficial owners regarding the value of your shares. There are differences, however, when it comes to voting on corporate matters. Record owners receive a “proxy card” and may cast votes directly with the Company. Beneficial owners, on the other hand, receive a “voting instruction form” directing their broker or other financial institution how to vote their shares. The broker-dealer (or other financial institution) then casts the vote with the Company after receiving instructions from the beneficial owner.
7.	When and where will the Annual Meeting be held?
The Annual Meeting will be held in person at Big Cedar Lodge, Cedar Creek B, 190 Top of the Rock Road, Ridgedale, MO 65739 on Wednesday, May 8, 2024 at 8 a.m., Central Time.
8.	What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
Proposal No. 1:	Election of the nine (9) Director nominees listed in this Proxy Statement.
Proposal No. 2:	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year.
Proposal No. 3:	Non-binding advisory vote to approve the compensation of our named executive officers.
9.	Who is entitled to vote at the Annual Meeting?
Stockholders who owned shares of the Company’s common stock at the close of business on the record date, March 15, 2024, are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 104,744,787 shares of HGV common stock outstanding. You have one vote for each share of HGV common stock owned by you as of the record date.
10.	What constitutes a quorum for the Annual Meeting?
Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if:
•	you are entitled to vote, and you are present at the Annual Meeting,
•	you have voted online or by telephone, or
•	you have timely submitted a proxy card or voting instruction form by mail.
“Broker non-votes” and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.
11.	What is a “broker non-vote”?
A broker non-vote occurs when a beneficial owner’s shares are not voted on a proposal because the broker did not receive specific voting instructions from the beneficial owner and the broker or other financial institution did not have authority to vote on the matter because it constituted a non-discretionary matter under current NYSE interpretations that govern broker non-votes.
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12.	What if I am a record owner and I do not specify a choice for a proposal?
Stockholders should specify their choice for each proposal on the proxy card. If specific instructions are not given for all matters, those proxy cards that are signed and returned will be voted as follows:
•	FOR the election of each of the Director nominees as set forth in this Proxy Statement;
•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year;
•	FOR the non-binding advisory vote to approve the compensation of our named executive officers; and
13.	What if I am a beneficial owner and do not give voting instructions to my broker or other financial institution?
If you are a beneficial owner, it is important that you provide voting instructions to your broker or other financial institution, so that your vote is counted.
In order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker or other financial institution by the deadline provided in the materials you receive from your broker or other financial institution. If you do not provide voting instructions to your broker or other financial institution, they have authority to vote your shares on discretionary proposals, but they cannot vote your shares on non-discretionary items, as follows:
Non-Discretionary Items. The election of the Director nominees (Proposal No. 1) and the non-binding advisory vote to approve executive compensation (Proposal No. 3) are non-discretionary matters and may not be voted on by brokers or other financial institutions who have not received specific voting instructions from beneficial owners.
Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year (Proposal No. 2) is a discretionary item. Generally, when a broker or other financial institution does not receive a voting instruction form from a beneficial owner, the broker or other financial institution may vote on this proposal in their discretion; however, they are not required to vote the shares.
14.	How many votes are required to approve each proposal?
With respect to the election of the Director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the Director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a Director nominee in an uncontested election receives a majority of “withheld” votes. In an uncontested election, any Director nominee who receives a greater number of votes “withheld” from his or her election than votes “for’ his or her election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to consider all relevant factors and make recommendations to the Board as to whether the Director nominee’s resignation should be accepted or rejected, or if other action should be taken. The Board is required to take action with respect to this recommendation within 90 days after the certification of the election results.
For the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year (Proposal No. 2), for the non-binding advisory vote to approve the compensation paid to our named executive officers (Proposal No. 3), and for any other matter that may be considered at the Annual Meeting, the approval of such proposals will require the affirmative vote a majority of the votes cast. While the votes on executive compensation (Proposal No. 3) is advisory in nature and non-binding, the Board will review the voting results and take our stockholders’ viewpoint into consideration when making future decisions regarding executive compensation.
Hilton Grand Vacations	72	2024 PROXY STATEMENT

15.	How are votes counted?
Proposal No. 1: With respect to the election of directors, you may vote “FOR”, or you may “WITHHOLD” your vote with respect to each Director nominee. Votes that are withheld and broker non-votes will not be included in the vote totals and will not have an effect on the outcome of the election of directors. However, withhold votes will be considered when determining whether a director nominee will be required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee pursuant to our Corporate Governance Guidelines.
Proposal No. 2: You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the vote to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year. Abstentions and broker non-votes will not be included in the vote totals for Proposal No. 2 and will have no effect on the outcome of the vote. However, brokers and other financial institutions have discretionary authority to vote on this proposal if they do not receive voting instructions from a beneficial owner. Such discretionary votes of the broker or other financial institution will be counted in the vote totals and will affect the outcome of the vote.
Proposal No. 3: You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the non-binding advisory vote to approve the compensation paid to our named executive officers. Abstentions and broker non-votes will not be included in the vote total for Proposal No. 4 and will have no effect on the outcome of the vote.
16.	Who will count the vote?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and tabulate the votes.
17.	How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” the election of each of the Director nominees as set forth in this Proxy Statement;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year;
•	“FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers; and
18.	Are there any arrangements or agreements pursuant to which any stockholder is obligated to vote for any of the proposals as recommended by the Board?
Yes. So long as the Apollo Investors own a certain minimum number of shares of our common stock, they are obligated to vote all of their shares as recommended by our Board with respect to routine matters put to a vote of our stockholders. All of the proposals to be presented at the Annual Meeting are considered routine matters for this purpose. Therefore, at the Annual Meeting, the Apollo Investors are obligated to vote all of the shares that they owned as of the record date “FOR” each of the Director nominees in Proposal No. 1, “FOR” Proposals 2 and 3, As of the record date, the Apollo Investors owned 30,295,825 shares of our common stock, which represents approximately 28.9% of the shares outstanding on the record date. See “Transactions with Related Persons—Apollo Agreements”.
19.	How do I vote my shares without attending the Annual Meeting?
Record Owners: If your shares are registered on the books of the Company via EQ Shareowner Services, our transfer agent, you may vote by the following methods:
•
Online — You may vote online. Go to www.proxyvote.com and following the voting instructions for completing an electronic proxy card. You will need the 16-digit number printed on your proxy card and on your Notice. Online voting will end at 11:59 p.m., Eastern Time, on May 7, 2024.

•
By Telephone — You may vote by telephone. Please call 1-800-690-6903 and follow the recorded voting instructions. You will need the 16-digit number printed on your proxy card and on your Notice. Telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 7, 2024.

Hilton Grand Vacations	73	2024 PROXY STATEMENT

•
By Mail — To vote by mail, complete, date and sign your proxy card where indicated, and return the proxy card in the mailing envelope provided to you with the proxy card. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney, or officer of a corporation), indicate your name and your title or capacity. Your proxy card must be received by 5:00 p.m., Eastern Time, on May 7, 2024.

Beneficial Owners: If your shares are held in street name through your broker or other financial institution, please refer to the information provided by your broker or other financial institution, which explains how to submit voting instructions to your broker or other financial institution. In most instances, you will be able to submit voting instructions to your broker or other financial institution online, by telephone and by mail.
The deadline for beneficial owners to vote online or by telephone is the same as that for record owners. Online and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 7, 2024. If you choose to mail your voting instructions, they must be received by your broker’s or other financial institution’s deadline, which can be found in the information provided to you by your broker or other financial institution.
20.	How can I obtain a proxy card?
If you are a stockholder of record (your shares are not held in street name), you may obtain a proxy card by one of the following methods. You will need the 16-digit number printed on your Notice.
•	Online — You may request a proxy card by going to www.proxyvote.com. Follow the instructions on how to request a proxy card.
•	By Telephone — You may request a proxy card by calling 1-800-579-1639 free of charge to you. Follow the recorded instructions on how to request a proxy card.
•
By Email — To request an email copy of the proxy materials, send a blank email to sendmaterial@proxyvote.com. You must put the 16-digit number printed on your Notice in the subject line of the email. You will receive an email with electronic links to the proxy materials and the proxy voting site.

To facilitate timely delivery, all requests for paper copies must be received no later than April 24, 2024.
21.	How do I vote my shares at the Annual Meeting?
Record Owners: If you are a record owner and prefer to vote your shares in person at the Annual Meeting, you must bring photo identification along with your Notice or other proof of ownership as of the Record Date. At the meeting, you will need to request a ballot.
Beneficial Owners: If you are a beneficial owner, you may vote in person at the Annual Meeting provided you obtain from the broker or other financial institution in whose name your shares are registered, a signed proxy giving you the right to vote the shares. You will need to check the box on the voting instruction form indicating you plan to attend the Annual Meeting. This will serve as a request to attend the meeting and vote your shares. Your broker should then send you an executed proxy to vote your shares that are registered in the broker’s name, which you must bring to the Annual Meeting in order to vote your shares in person. At the meeting, you will need to request a ballot.
Even if you plan to attend the Annual Meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Hilton Grand Vacations	74	2024 PROXY STATEMENT

22.	May I change my vote or revoke my proxy?
Record Owners: If you are a record owner, you may change your vote and revoke your proxy by any one of the following:
•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 7, 2024;
•	voting again at a later time, online or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 7, 2024;
•	submitting a properly signed proxy card with a later date that is received no later than May 7, 2024; or
•	attending the Annual Meeting, revoking your proxy, and voting at the meeting.
Beneficial Owners: If you own HGV shares through a broker or other financial institution, you may submit new voting instructions by contacting your broker or other financial institution.
23.	What does it mean if I receive more than one Notice Regarding Internet Availability of Proxy about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote online or by telephone, vote once for each Notice that you receive.
24.	Could other matters be decided at the Annual Meeting?
At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
25.	Who will pay for the cost of this proxy solicitation?
HGV is paying the costs of the solicitation of proxies. We have retained Broadridge Financial Solutions, Inc. to assist in the distribution of the proxy materials to stockholders for an estimated fee of approximately $75,000 plus related direct expenses. We must also pay brokers and other financial organizations representing beneficial owners’ certain fees associated with forwarding proxy materials and obtaining voting instructions from beneficial owners of HGV common stock.
A proxy solicitor and/or HGV’s directors, officers, and employees may also solicit proxies by mail, telephone, electronic communication, and personal contact. HGV directors, officers and employees will not receive any additional compensation for these activities.
Hilton Grand Vacations	75	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2025 annual meeting of stockholders, the proposal must be mailed by certified or registered mail, return receipt requested, to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839. In order for a stockholder proposal to be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2025 annual meeting proxy statement and form of proxy, the proposal must be received by the Secretary on or before November 19, 2024. Failure to deliver a proposal in accordance with this procedure may result in the proposal being excluded from the Company’s proxy statement.
In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our annual meetings of stockholders. To make a director nomination or present other business for consideration at an annual meeting, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice must be mailed by certified or registered mail, return receipt requested to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839, and be received not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2025 annual meeting of stockholders, such a proposal must be received on or after January 8, 2025, but not later than February 7, 2025. In the event that the date of the annual meeting of stockholders to be held in 2025 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2025 and not later than the 90th day prior to such annual meeting of stockholders to be held in 2025 or if later, 10 calendar days following the day on which public announcement of the date of such annual meeting of stockholders is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2025 annual meeting of stockholders will confer discretionary authority to vote as the proxyholders deem advisable on such stockholder proposals that are considered untimely. In addition to satisfying the foregoing requirements under SEC Rule 14a-8(e) and Hilton Grand Vacation’s bylaws, stockholders who intend to solicit proxies in support of Director nominees other than Hilton Grand Vacation’s nominees, must comply with the universal proxy rules by providing notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 9, 2025.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as banks and other financial institutions to deliver one copy of the Notice, or one copy of the proxy materials to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the notice or proxy materials. This process, which is commonly referred to as “householding” provides cost savings for companies and helps the environment by conserving natural resources.
To receive proxy materials or notices for each stockholder sharing your same address, requests for additional copies can be made by calling 1-866-540-7095 or mailing Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If at any time you want to participate in householding, or you want to end your participation, record owners may contact HGV’s registrar and transfer agent, EQ Shareowner Services, by phone at 1-800-468-9716 or by mail at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Beneficial owners should contact their broker or other financial institution to change their position with respect to householding.
Hilton Grand Vacations	76	2024 PROXY STATEMENT

AVAILABILITY OF ADDITIONAL MATERIALS
We make available, free of charge on our website, all our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, and proxy statements. To access these filings, go to our website at
investors.hgv.com
under the “Financials” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to
IR@hgv.com
.
OTHER BUSINESS
The Board does not know of any matters, other than those referred to in this Proxy Statement and the accompanying notice, which may properly come before the Annual Meeting. If other matters are presented that properly come before the Annual Meeting, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.
Hilton Grand Vacations	77	2024 PROXY STATEMENT

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES TO MEASURES DETERMINED IN ACCORDANCE WITH U.S. GAAP
This Proxy Statement discloses certain financial measures that are not recognized under U.S. GAAP, including Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales. Reconciliations of net income to Adjusted EBIDTA and Economic Adjusted EBITDA and Sales of VOI, net, to Contract Sales are set forth below.
Economic Adjusted EBITDA is defined as Adjusted EBITDA, as further adjusted for net recognitions and deferrals of revenues and related direct expenses from the sales of VOls under construction. Under Accounting Standards Codification Topic 606 (“ASC 606”), HGV defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed. We refer to this below as “Net Construction Deferral Activity”.
Adjusted EBITDA is calculated as EBITDA, as further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
HGV believes that EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA (which we also sometimes refer to as Adjusted EBITDA, as affected by, or adjusted for, net deferral or “Net Construction Deferral Activity”) provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP.
Some of these limitations are that EBITDA, Adjusted EBITDA and/or Economic Adjusted EBITDA:
•	do not reflect changes in, or cash requirements for, our working capital needs;
•	do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	do not reflect our tax expense or the cash requirements to pay our taxes;
•	do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•	may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Hilton Grand Vacations	A-1	2024 PROXY STATEMENT

Because of these limitations, EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Contract Sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points- based) under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract Sales differ from revenues from the Sales of VOIs, net, that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider Contract Sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.
EBITDA, Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales may not be comparable to similarly titled measures of other companies.
Consistent with prior years, for the foregoing reasons, the Compensation Committee selected Economic Adjusted EBITDA as the corporate objective for 2023 for the NEOs’ STI awards, and Economic Adjusted EBITDA and Contract Sales as metrics for the PSUs. In addition, as previously disclosed, the Compensation Committee selected Adjusted EBITDA as one of the metrics for the Diamond Acquisition Incentive Awards.
Hilton Grand Vacations	A-2	2024 PROXY STATEMENT

HILTON GRAND VACATIONS INC.
NET INCOME
TO ADJUSTED EBITDA AND ECONOMIC ADJUSTED EBITDA
(in millions)
	Year ended December 31
	2023	2022	2021
Net income	$313	$352	$176
Interest expense	$178	$142	$105
Income tax expense	$136	$129	$93
Depreciation and amortization	$213	$244	$126
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	$2	$2	$1
EBITDA	$842	$869	$501
Other loss (gain), net	$(2)	$1	$26
Share-based compensation expense	$40	$46	$48
Acquisition and integration-related expense	$68	$67	$106
Impairment expense	$3	$17	$2
Other adjustment items(1)	$54	$65	$33
Adjusted EBITDA	$1,005	$1,065	$716
Net Construction Deferral Activity
Sales of VOI (deferrals) recognition	$(35)	$31	$133
Cost of VOI sales (deferrals) recognition(2)	$(9)	$11	$38
Sales and marketing expense (deferral) recognition	$(5)	$4	$19
Net construction (deferral) recognition(3)	$(21)	$16	$76
Economic Adjusted EBITDA	$ 1,026	$ 1,049	$ 640
(1)	Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(3)	Represents net deferrals or recognitions of Sales of VOI revenue and direct costs for properties under construction.
Hilton Grand Vacations	A-3	2024 PROXY STATEMENT

HILTON GRAND VACATIONS INC.
SALES OF VOI, net
TO CONTRACT SALES
(in millions)
	Year Ended December 31
	2023	2022	2021
Sales of VOIs, net	$ 1,416	$1,491	$883
Fee-for-service sales(1)	$644	$693	$424
Provision for financing receivables losses	$171	$142	$121
Reportability and other
Net recognition of sales of VOIs under construction(2)	$35	$(31)	$(133)
Fee-for-service sale upgrades, net	$(19)	$(18)	$(14)
Other(3)	$63	$104	$71
Contract Sales	$2,310	$2,381	$1,352
(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)	Represents the net recognition of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
Hilton Grand Vacations	A-4	2024 PROXY STATEMENT

HILTON GRAND VACATIONS INC.
5323 MILLENIA LAKES BLVD., SUITE 400
ORLANDO, FLORIDA 32839

SCAN TO
VIEW MATERIALS & VOTE

Your Vote Matters! – here's how to vote!

You may vote online or by phone instead of mailing this card. Have this card in hand and follow the instructions. Votes submitted online or by phone must be received by 11:59 p.m., Eastern Time, on May 7, 2024.

ONLINE – To vote online, go to www.proxyvote.com or scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

PHONE – Call toll free 1-800-690-6903 within the U.S., U.S. territories and Canada.

BY MAIL – Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IN PERSON – At the meeting, you will need to request a ballot to vote the shares. Beneficial owners must obtain a legal proxy from their bank or broker before the meeting.

Save paper, time and money! Sign up for electronic delivery at www.proxyvote.com. When prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33617-P04847 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILTON GRAND VACATIONS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark D. Wang
02) Leonard A. Potter
03) Brenda J. Bacon
04) David W. Johnson
05) Mark H. Lazarus
06) Pamela H. Patsley
07) David Sambur
08) Alex van Hoek
09) Paul W. Whetsell

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2024 fiscal year.	☐	☐	☐
3. Approve by non-binding vote the compensation paid to the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders and Proxy Statement, and the Annual Report are available at www.proxyvote.com.

V33618-P04847

HILTON GRAND VACATIONS INC.

Annual Meeting of Stockholders
May 8, 2024 8:00 a.m., Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark D. Wang, Daniel J. Mathewes and Charles R. Corbin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Grand Vacations Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hilton Grand Vacations Inc. to be held on May 8, 2024 at 8:00 a.m., Central Time or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side